PURCHASE AND SALE AGREEMENT

                          By and Between

                   Berry Petroleum Company and

                   Tannehill Oil Company, Inc.



                      Dated November 8, 1996

                        TABLE OF CONTENTS
                                                             Page

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . .  1
     1.1  "Affiliate". . . . . . . . . . . . . . . . . . . . .  1
     1.2  "Agreement". . . . . . . . . . . . . . . . . . . . .  2
     1.3  "Assets" . . . . . . . . . . . . . . . . . . . . . .  2
     1.4  "Business Day" . . . . . . . . . . . . . . . . . . .  2
     1.5  "Closing". . . . . . . . . . . . . . . . . . . . . .  2
     1.6  "Code" . . . . . . . . . . . . . . . . . . . . . . .  2
     1.7  "Default". . . . . . . . . . . . . . . . . . . . . .  2
     1.8  "Effective Date" . . . . . . . . . . . . . . . . . .  2
     1.9  "Encumbrance". . . . . . . . . . . . . . . . . . . .  2
     1.10 "Environmental Laws" . . . . . . . . . . . . . . . .  2
     1.11 "Escrow" . . . . . . . . . . . . . . . . . . . . . .  3
     1.12 "Financial Statements" . . . . . . . . . . . . . . .  3
     1.13 "Governmental Entity". . . . . . . . . . . . . . . .  3
     1.14 "Indemnifying Party" . . . . . . . . . . . . . . . .  3
     1.15 "Indemnitee" . . . . . . . . . . . . . . . . . . . .  3
     1.16 "IRS". . . . . . . . . . . . . . . . . . . . . . . .  3
     1.17 "Material" . . . . . . . . . . . . . . . . . . . . .  3
     1.18 "Mineral Interest" . . . . . . . . . . . . . . . . .  3
     1.19 "Partnership Purchase Agreement" . . . . . . . . . .  4
     1.20 "Permitted Encumbrances" . . . . . . . . . . . . . .  4
     1.21 "Person" . . . . . . . . . . . . . . . . . . . . . .  4
     1.22 "Requisite Regulatory Approvals" . . . . . . . . . .  4
     1.23 "Shareholders" . . . . . . . . . . . . . . . . . . .  4
     1.24 "TEC Purchase Agreement" . . . . . . . . . . . . . .  4

ARTICLE II     THE PURCHASE AND SALE . . . . . . . . . . . . .  4
     2.1  Transfer to Berry. . . . . . . . . . . . . . . . . .  4
     2.2  Purchase by Berry. . . . . . . . . . . . . . . . . .  4
     2.3  Payment of the Purchase Price. . . . . . . . . . . .  4
     2.4  Operating Adjustment.. . . . . . . . . . . . . . . .  5
     2.5  Assets to be Conveyed to Berry.. . . . . . . . . . .  5
     2.6  Allocation of Purchase Price . . . . . . . . . . . .  6
     2.7  Closing. . . . . . . . . . . . . . . . . . . . . . .  6
     2.8  Proration of Credits and Payment Obligations.. . . .  6
     2.9  Real Estate and Other Taxes. . . . . . . . . . . . .  6
     2.10 Documentation of Sale and Transfer of Ownership. . .  6
     2.11 Approval of Title and Condition of the Section 32
            Property . . . . . . . . . . . . . . . . . . . . .  7
     2.12 Closing Procedure. . . . . . . . . . . . . . . . . .  7
     2.13 Post Closing Access to Documents.. . . . . . . . . .  8
     2.14 Escrow . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF TANNEHILL . .  9
     3.1  Corporate Organization . . . . . . . . . . . . . . .  9
     3.2  Effect of Agreement; Consents. . . . . . . . . . . .  9
     3.3  Financial Statements . . . . . . . . . . . . . . . . 10
     3.4  Taxes and Tax Returns. . . . . . . . . . . . . . . . 10
     3.5  Absence of Adverse Change. . . . . . . . . . . . . . 10
     3.6  No Misleading Statements . . . . . . . . . . . . . . 10
     3.7  No Significant Transactions. . . . . . . . . . . . . 10
     3.8  Properties, Title and Related Matters. . . . . . . . 11
     3.9  Legal Proceedings. . . . . . . . . . . . . . . . . . 12
     3.10 Records. . . . . . . . . . . . . . . . . . . . . . . 12
     3.11 Contracts. . . . . . . . . . . . . . . . . . . . . . 12
     3.12 Brokerage. . . . . . . . . . . . . . . . . . . . . . 12
     3.13 Execution and Delivery . . . . . . . . . . . . . . . 13
     3.14 Environmental Matters. . . . . . . . . . . . . . . . 13
     3.15 Employees. . . . . . . . . . . . . . . . . . . . . . 14
     3.16 Investigation. . . . . . . . . . . . . . . . . . . . 15
     3.17 Operating Agreements . . . . . . . . . . . . . . . . 15

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BERRY . . . . 15
     4.1  Corporate Organization . . . . . . . . . . . . . . . 15
     4.2  Due Authorization, Execution and Delivery;
            Effect of Agreement. . . . . . . . . . . . . . . . 15
     4.3  Consents . . . . . . . . . . . . . . . . . . . . . . 16
     4.4  Litigation . . . . . . . . . . . . . . . . . . . . . 16
     4.5  Brokerage. . . . . . . . . . . . . . . . . . . . . . 16
     4.6  Approvals. . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE V COVENANTS OF TANNEHILL . . . . . . . . . . . . . . . 16
     5.1  Access to Tannehill. . . . . . . . . . . . . . . . . 16
     5.2  Governmental Approvals; Consents . . . . . . . . . . 17
     5.3  Litigation and Claims. . . . . . . . . . . . . . . . 17
     5.4  Notice of Changes. . . . . . . . . . . . . . . . . . 17
     5.5  Conduct of Business Operations . . . . . . . . . . . 18
     5.6  Maintain Assets and Operations . . . . . . . . . . . 18
     5.7  Exclusive Dealing. . . . . . . . . . . . . . . . . . 19
     5.8  Termination Fee. . . . . . . . . . . . . . . . . . . 19
     5.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE VI     COVENANTS OF BERRY. . . . . . . . . . . . . . . 20
     6.1  Cooperation. . . . . . . . . . . . . . . . . . . . . 20
     6.2  Governmental Approvals . . . . . . . . . . . . . . . 20
     6.3  Disclosure Responsibilities. . . . . . . . . . . . . 20

ARTICLE VII    CONDITIONS TO OBLIGATIONS OF BERRY. . . . . . . 21
     7.1  Accuracy of Representations and Warranties . . . . . 21
     7.2  Performance of Covenants and Agreements. . . . . . . 21
     7.3  Consents . . . . . . . . . . . . . . . . . . . . . . 21
     7.4  Governmental Approvals . . . . . . . . . . . . . . . 21
     7.5  Approval of Counsel. . . . . . . . . . . . . . . . . 21
     7.6  Officers' Certificate. . . . . . . . . . . . . . . . 21
     7.7  Resolutions. . . . . . . . . . . . . . . . . . . . . 21
     7.8  Opinion of Counsel . . . . . . . . . . . . . . . . . 21
     7.9  Closing of Agreements. . . . . . . . . . . . . . . . 22
     7.10 Condition of Section 32 Property . . . . . . . . . . 22
     7.11 Good Standing Certificate. . . . . . . . . . . . . . 23

ARTICLE VIII   CONDITIONS TO OBLIGATIONS OF TANNEHILL. . . . . 24
     8.1  Accuracy of Representations and Warranties . . . . . 24
     8.2  Performance of Covenants and Agreements. . . . . . . 24
     8.3  Resolutions. . . . . . . . . . . . . . . . . . . . . 24
     8.4  Approval of Counsel. . . . . . . . . . . . . . . . . 24
     8.5  Governmental Approvals . . . . . . . . . . . . . . . 24
     8.6  Officers' Certificate. . . . . . . . . . . . . . . . 24
     8.7  Opinion of Counsel . . . . . . . . . . . . . . . . . 24
     8.8  Closing of Agreements. . . . . . . . . . . . . . . . 24

ARTICLE IX     TERMINATION PRIOR TO CLOSING. . . . . . . . . . 25
     9.1  Termination. . . . . . . . . . . . . . . . . . . . . 25
     9.2  Effect on Obligations. . . . . . . . . . . . . . . . 25

ARTICLE X INDEMNIFICATION. . . . . . . . . . . . . . . . . . . 25
     10.1 Indemnification by Berry . . . . . . . . . . . . . . 25
     10.2 Indemnification by Tannehill and the Shareholders. . 25
     10.3 Survival . . . . . . . . . . . . . . . . . . . . . . 26
     10.4 Notice and Opportunity to Defend . . . . . . . . . . 26
     10.5 General. . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE XI     MISCELLANEOUS . . . . . . . . . . . . . . . . . 27
     11.1 Entire Agreement . . . . . . . . . . . . . . . . . . 27
     11.2 Successors and Assigns . . . . . . . . . . . . . . . 28
     11.3 Expenses . . . . . . . . . . . . . . . . . . . . . . 28
     11.4 Taking of Necessary Action . . . . . . . . . . . . . 28
     11.5 Invalidity . . . . . . . . . . . . . . . . . . . . . 28
     11.6 Attorneys' Fees. . . . . . . . . . . . . . . . . . . 28
     11.7 Counterparts . . . . . . . . . . . . . . . . . . . . 29
     11.8 Headings . . . . . . . . . . . . . . . . . . . . . . 29
     11.9 Construction and References. . . . . . . . . . . . . 29
     11.10     Modification and Waiver . . . . . . . . . . . . 29
     11.11     Notices . . . . . . . . . . . . . . . . . . . . 29
     11.12     Public Announcements. . . . . . . . . . . . . . 31
     11.13     Governing Law; Interpretation . . . . . . . . . 31
     11.14     Jurisdiction. . . . . . . . . . . . . . . . . . 32

                          LIST OF EXHIBITS


                                                       Exhibit Number

Grant Deed . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . . .  2

Assignment of Leases, Rights of Way, Easements,
     and Contracts (Unrecorded Documents). . . . . . . . . . .  3

Assignment of Leases, Rights of Way, Easements,
     and Contracts (Recorded Documents). . . . . . . . . . . .  4

Allocation of Purchase Price . . . . . . . . . . . . . . . . .  5

Certificate of Satisfaction. . . . . . . . . . . . . . . . . .  6

Escrow Instructions. . . . . . . . . . . . . . . . . . . . . .  7

Certificate of Compliance of Tannehill . . . . . . . . . . . .  8

Opinion of Counsel to Tannehill. . . . . . . . . . . . . . . .  9

Certificate of Compliance of Berry . . . . . . . . . . . . . . 10

Opinion of Counsel to Berry. . . . . . . . . . . . . . . . . . 11

                    PURCHASE AND SALE AGREEMENT


          THIS PURCHASE AND SALE AGREEMENT ("Agreement") is dated, for the convenience of the parties hereto, November 8, 1996, by and between Berry Petroleum Company, a Delaware corporation ("Berry"), and Tannehill Oil Company, Inc., a California corporation ("Tannehill").


                            RECITALS:


          A. Berry and Tannehill have determined that it is in their respective best interests for Berry to purchase substantially all of the assets owned by Tannehill, upon the terms and subject to the conditions set forth herein;

          B. In furtherance thereof, it is proposed that Berry shall purchase from Tannehill for Nine Hundred Thirty Thousand Dollars ($930,000) cash substantially all of the assets of Tannehill in fee, and with clear title, free of debt, subject to the reservation by Tannehill of a royalty interest of four percent (4%) of all gas, oil and other hydrocarbon substances produced from all zones lying below 4,500 feet below the surface of the Tannehill real property purchased under the terms of this Agreement; and

          C. Berry and Tannehill have entered into an Agreement in Principle and Exclusive Dealing Agreement dated August 15, 1996 ("AIP"), and wish to set forth the representations, warranties, agreements and conditions under which the purchase and sale will occur in this Definitive Agreement, as defined in
Section 6 of the AIP, which upon execution will supersede the AIP.

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Berry and Tannehill and its Shareholders hereby agree as follows:


                            ARTICLE I
                           DEFINITIONS


          Capitalized terms used in this Agreement shall have the meanings given to them in this Article I, unless defined elsewhere in this Agreement.

          1.1 "Affiliate" shall mean with respect to any Person, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such Person.

          1.2 "Agreement" shall have the meaning such term is given in the introductory paragraph hereof.

          1.3 "Assets" shall mean substantially all the tangible and intangible, real, personal and mixed assets and properties of Tannehill, including but not limited to the real property described in the Grant Deed attached hereto as Exhibit 1 and made a part hereof ("Section 32 Property"), excluding only cash, receivables and certain prepaid items, as described in
Section 2.5 hereof.  "Asset" shall mean any such asset or property of Tannehill.

          1.4 "Business Day" shall mean any day other than Saturday, Sunday or other days on which federally chartered commercial banks in California are authorized by law to close.

          1.5  "Closing" shall have the meaning such term is given in Section
2.7 hereof.

          1.6  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.7 "Default" shall mean, as to any party to this Agreement, (a) a default by such party in the performance of any of its material obligations hereunder and the continuation of such default for a period of five (5) Business Days after written notice is delivered by the non-defaulting party to the defaulting party that a default has occurred or (b) the breach of any representation or warranty hereunder.

          1.8 "Effective Date" shall have the meaning such term is given in paragraph 2.4a hereof.

          1.9 "Encumbrance" shall mean any security interest, mortgage, pledge, claim, lien, charge, option, defect, encumbrance, or other right or interest of any nature.

          1.10 "Environmental Laws" shall be broadly construed to mean any and all federal, state or local laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to the environment heretofore or currently in effect in any and all jurisdictions in which Tannehill is conducting or at any time has conducted business, or where any of the Assets are located, or where any hazardous substances generated by or disposed of by Tannehill are located. "Environmental Laws" shall include, but shall not be limited to, the federal Clean Air Act, as amended; the federal Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended; the federal Water Pollution Control Act, as amended; the federal Resource Conservation and Recovery Act of 1976, as amended ("RCRA"); the federal Safe Drinking Water Act, as amended; the federal Toxic Substances Control Act, as amended; the federal Superfund Amendments and Reauthorization Act of 1986, as amended; the federal Clean Water Act, as amended; or any state laws or regulations similar or analogous to or in implementation of these provisions; the California State Business Plan Law, California Health and Safety Code Section 25500 et seq.; the Hazardous Substance Account Act, Health and Safety Code Section 25300 et seq.; the Hazardous Waste Control Law, Health and Safety Code Section 25100 et seq.; Chapter 6.7 of Division 20 of the Health and Safety Code, Section 25280 et seq.; the Safe Drinking Water and

Toxic Enforcement Act of 1986 ("Proposition 65"); Health and Safety Code
Section 25249.5 et seq.; Division 26 of the Health and Safety Code, Section 39000 et seq.; the Porter-Cologne Act, Water Code Section 13000 et seq.; and any other successor or amendments thereto, or implementing regulations thereof; and all other laws, statutes, ordinances, rules, regulations, orders and determinations of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land; (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that, to the extent the laws of the state in which any Assets are or were located currently or subsequently provide for a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

          1.11 "Escrow" shall mean the escrow account established by Berry and Tannehill with First American Title Insurance Company pursuant to Section 2.14 hereof.

          1.12 "Financial Statements" shall have the meaning such term is given in Section 3.3 hereof.

          1.13 "Governmental Entity" shall mean the United States of America, any state, county, city, municipality and any subdivision thereof, any court, administrative or regulatory agency, commission, department or body or other governmental authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          1.14 "Indemnifying Party" shall have the meaning such term is given in paragraph 10.4a hereof.

          1.15 "Indemnitee" shall have the meaning such term is given in paragraph 10.4a hereof.

          1.16 "IRS" shall mean the Internal Revenue Service.

          1.17 "Material" means any condition, change or effect that, individually or when taken together with all other such conditions, changes or effects that existed or occurred prior to the date of determination of the existence or occurrence of the material condition, change or effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Berry or Tannehill respectively, in each case taken as a whole.

          1.18 "Mineral Interest" shall mean the right to extract oil, gas and other hydrocarbons, unrestricted as to depth and with unlimited surface access for such purpose.

          1.19 "Partnership Purchase Agreement" shall have the meaning such term is given in paragraph 2.12c hereof.

          1.20 "Permitted Encumbrances" shall mean encumbrances which Berry accepts, in writing, including, but not limited to, encumbrances revealed on the preliminary title report approved by Berry as provided in this Agreement.

          1.21 "Person" shall mean any individual, corporation, association, partnership, joint venture, trust, estate, unincorporated organization or Governmental Entity.

          1.22 "Requisite Regulatory Approvals" shall have the meaning such term is given in paragraph 5.2a hereof.

          1.23 "Shareholders" shall mean the shareholders of Tannehill.

          1.24 "TEC Purchase Agreement" shall have the meaning such term is given in paragraph 2.12c hereof.


                            ARTICLE II
                      THE PURCHASE AND SALE


          2.1 Transfer to Berry. In accordance with the provisions of this Agreement, Tannehill shall transfer and convey the Assets to Berry free and clear of all liens and encumbrances (other than Permitted Encumbrances) pursuant to a Grant Deed, Bill of Sale, Assignment of Leases, Rights of Way, Easements and Contracts (Unrecorded Documents), and Assignment of Leases, Rights of Way, Easements and Contracts (Recorded Documents) in the forms of Exhibits 1, 2, 3 and 4, respectively, attached hereto and made a part hereof (collectively, the "Instruments of Transfer") to be delivered at the Closing in accordance with the provisions relating to the Closing, and Berry will acquire such Assets from Tannehill.

          2.2 Purchase by Berry. Berry, in reliance upon the covenants, representations, warranties and indemnities of Tannehill contained herein, hereby agrees to purchase the Assets from Tannehill for the purchase price (the "Purchase Price") stated in Section 2.3 hereof.

          2.3 Payment of the Purchase Price. As payment for the transfer and conveyance of the Assets by Tannehill to Berry, Berry shall deliver to Escrow for the benefit of Tannehill or its nominees at the Closing, in accordance with the provisions related to the Closing, a wire transfer with immediately available funds in the amount of Nine Hundred Thirty Thousand Dollars ($930,000) to an account specified by the Escrow Agent (as herein defined) prior to the Closing. The transaction shall be subject to a post-closing operating adjustment as provided in Section 2.4 hereof ("Operating Adjustment"). The Operating Adjustment shall not be handled through Escrow.

          2.4  Operating Adjustment.

               a. October 1, 1996, at 12:01 a.m. shall be considered the "Effective Date" of this Agreement, and the oil and gas operations included in the Assets shall be deemed to be for the account of Berry from and after that date. The Operating Adjustment will occur after the Closing in an amount equal to the difference between (i) the value of oil and gas produced by Tannehill after the Effective Date and (ii) the normal cost of producing oil and gas after the Effective Date, as determined by Tannehill's customary accounting method adjusted to reflect only necessary operating revenues and expenses which would have been credited to or incurred by Berry had this transaction closed on the Effective Date. The oil tanks shall be gauged at 12:01 a.m. on the Effective Date. The value of oil and gas produced by Tannehill after the Effective Date shall be the net sales after royalties adjusted for the change in inventory between the Effective Date and the Closing. If the value of the oil and gas produced after the Effective Date is greater than said cost, then Tannehill shall pay Berry an Operating Adjustment equal to the amount of the difference. If the value of the oil and gas produced after the Effective Date is less than said cost, then Berry shall pay Tannehill an Operating Adjustment equal to the amount of the difference.

               b. In the event Tannehill does not provide Berry with its calculation of the Operating Adjustment (the "Calculation") prior to the Closing, Tannehill shall provide Berry with the Calculation within sixty (60) days after the Closing. Berry shall have immediate access at reasonable times to such books, records and invoices of Tannehill as it deems necessary to verify the Calculation. If Berry does not object to the Calculation within ten
(10) days after receipt thereof by Berry, it shall be deemed to be final and binding upon the parties hereto. If Berry objects to the Calculation within such ten (10) days by specifying the items to which it objects, then the parties will attempt to mutually resolve any differences. If the differences cannot be resolved within twenty (20) days after Berry's objection to the Calculation, then all amounts agreed to shall be paid as provided below and the difference shall be resolved by arbitration under the Commercial Arbitration rules of the American Arbitration Association. The costs of arbitration shall be shared equally by the parties. This Section 2.4 is the only Section or part of this Agreement which is subject to arbitration jurisdiction.

               c. Within three (3) days of the final determination of the Calculation, the party required to make the Operating Adjustment payment shall pay, via wire if requested, the Operating Adjustment payment agreed upon to the other party.

               d. For managing Tannehill subsequent to September 30, 1996, Tannehill shall only be entitled to be credited for management fees at the rate of Ten Dollars ($10) per day and shall not be entitled to reimbursement of overhead costs for legal expenses, accounting costs, loan fees and interest, contributions, dues and assessments, 401K retirement costs or excessive travel or entertainment costs or expenses.

          2.5 Assets to be Conveyed to Berry. The Assets to be conveyed to Berry by Tannehill are the following assets owned and/or operated by Tannehill:
(a) all of the Section 32 Property, all oil and gas leases, and interests, easements and rights of way included in the operations of Tannehill, including one hundred percent (100%) of the Mineral Interests in the Section 32 Property (except a royalty interest of four percent (4%)), all as more particularly described in the Instruments of Transfer
("the Real Property"); (b) all of the buildings, structures, tanks and pipelines on or under the property owned and/or operated by Tannehill, as are described in the Disclosure Letter from Tannehill delivered to Berry at or prior to execution hereof, which shall refer to the Sections of this Agreement (the "Tannehill Disclosure Letter"); and (c) all equipment and supplies related to or utilized in operating the oil properties and facilities owned and/or operated by Tannehill as described in the Tannehill Disclosure Letter. Any asset of Tannehill not described in the Instruments of Transfer or the Tannehill Disclosure Letter shall be conveyed to Berry subject to Berry's right, in its sole discretion, to refuse to accept such asset by written notice to Tannehill within thirty (30) days after Berry receives written notice from Tannehill that the asset is included in the Assets.

          2.6 Allocation of Purchase Price. The parties agree to allocate the Purchase Price for the Assets acquired in accordance with the terms of Code
Section 1060 and the Treasury Regulations promulgated thereunder, and to report this transaction for federal and state tax purposes in accordance with the agreed-upon allocation in the form of Exhibit 5 attached hereto and made a part hereof.

          2.7 Closing. Subject to the provisions of Articles VII and VIII, the closing (the "Closing") shall take place at 10 a.m., Pacific Standard Time, at the offices of Berry Petroleum Company, 28700 Hovey Hills Road, Taft, California, on such date prior to December 1, 1996, as to which Berry and Tannehill shall mutually agree. By written notice to the other party, either Berry or Tannehill shall have the right to extend the Closing an additional forty-five (45) days in the event that either party is not in a position to close by December 1, 1996.

          2.8 Proration of Credits and Payment Obligations. All credits and payment obligations associated with the Assets, including but not limited to royalties, lease rentals and other forms of contractual payments, shall be prorated between Tannehill and Berry as of the Effective Date. Tannehill shall be responsible and shall pay for all such items due, incurred or attributable to the period prior to the Effective Date and Berry shall be responsible and shall pay for all such items due, incurred or attributable to the period after such date.

          2.9 Real Estate and Other Taxes. All real estate, occupation, ad valorem, personal property and severance taxes and charges on any of the Assets shall be prorated as of the Effective Date. Tannehill shall pay all such items for all periods prior to such date, however, Berry shall be entitled to all refunds and rebates with regard to such periods. In the event Berry pays additional taxes or charges which are assessed upon or levied against any of the Assets after the Closing with respect to any period prior to the Effective Date, Tannehill shall promptly reimburse Berry the amount thereof upon presentation of a receipt therefor. If Tannehill elects to challenge the validity of such bill or any portion thereof, Berry shall extend reasonable cooperation to Tannehill in such efforts, at no expense to Berry.

          2.10 Documentation of Sale and Transfer of Ownership. Except as otherwise provided herein, the Assets to be conveyed by Tannehill to Berry shall be conveyed pursuant to the Instruments of Transfer in such form or forms customary and necessary to properly transfer the Assets according to the requirements of any applicable federal, state or local agency.

               a. Tannehill shall deliver the Assets to Berry at the Closing subject to the reservations, limitations, conditions and restrictions contained in this Agreement and the Instruments of Transfer.

               b. Tannehill shall make available at Tannehill's offices or such other place as deemed appropriate by Berry until the Closing, during normal business hours, for examination by Berry, such title information and abstracts as may then be available in Tannehill's files.

          2.11 Approval of Title and Condition of the Section 32 Property. Tannehill has provided a preliminary title report on the Section 32 Property to Berry. Berry shall accept or reject title and condition of the Section 32 Property, as provided in Section 7.10 hereof.

          2.12 Closing Procedure. At the Closing through Escrow, the transactions listed below shall occur, all subject to and conditioned upon the execution and delivery of a Certificate of Satisfaction described in paragraph 2.12e hereof.

               a. Tannehill shall deliver to Berry originals (unless otherwise noted) of each of the following documents:

                    (1) Certified resolutions of the Board of Directors of Tannehill authorizing the execution and delivery of this Agreement and the transactions contemplated hereby.

                    (2) Good standing certificates for Tannehill from the Secretary of State and Franchise Tax Board issued by appropriate state officials for the State of California, certifying to the status as of a date as close as practical to the Closing.

                    (3)  Executed Instruments of Transfer.

                    (4) All leases, contracts, agreements, indentures and other instruments described in or attached to the Tannehill Disclosure Letter.

                    (5)  Executed Certificate of Compliance of Tannehill.

                    (6)  Executed Opinion of Counsel to Tannehill.

                    (7) A CLTA Policy of Title Insurance on the Section 32 Property if Berry elects not to obtain an ALTA Policy.

                    (8)  Tannehill Disclosure Letter.

               b. Berry shall deliver to Tannehill originals (unless otherwise noted) of each of the following documents:

                    (1) Certified resolutions of the Board of Directors of Berry authorizing the execution and delivery of this Agreement and the transactions contemplated hereby.

                    (2)  Executed Certificate of Compliance of Berry.

                    (3)  Executed Opinion of Counsel to Berry.

                    (4)  Berry Disclosure Letter.

               c. Berry and Tannehill will execute and mutually deliver two (2) originals of a statement that the Purchase and Sale Agreement between Berry and Tannehill Oil Company, a general partnership, et al., dated November 8, 1996 (the "Partnership Purchase Agreement") and the Purchase and Sale Agreement between Berry and Tannehill Electric Company, Inc., a California corporation, dated November 8, 1996 (the "TEC Purchase Agreement") are in a condition to close.

               d. Berry will deliver to Tannehill the Purchase Price as provided in Section 2.3 hereof.

               e. Berry and Tannehill will execute and mutually deliver two (2) originals of the Certificate of Satisfaction in the form of Exhibit 6 attached hereto and made a part hereof.

          2.13 Post Closing Access to Documents. Tannehill has assigned its interest in litigation with Baker Performance Chemicals, Inc. (the "Baker Litigation"), involving the alleged use of ineffective, diluted or blended chemicals in the treatment of oil and water on the Tannehill property, to Tannehill Oil Company, a general partnership, but Tannehill remains obligated to provide Tannehill Oil Company, a general partnership, with documents necessary to support the litigation. Berry shall afford to Tannehill and to the employees, agents and authorized representatives of Tannehill such reasonable access to the files, agreements, documents and books and records of Tannehill for periods prior to the Closing as may be requested by Tannehill in order that Tannehill may have full opportunity to obtain information reasonably necessary in connection with the Baker Litigation. Tannehill hereby releases Berry from all liability arising out of the entry by Tannehill or its employees, agents or authorized representatives onto the business premises of Berry for purposes of obtaining such information. Tannehill hereby agrees to indemnify, defend and hold Berry harmless against all liability, demands, claims, costs, losses, damages, recoveries, settlements and expenses incurred by Berry arising from or related to the conduct by Tannehill or its employees, agents and authorized representatives in connection with obtaining such information. Tannehill will cooperate with Berry and its agents on any post-closing audit or financial review that is required of Berry due to the transactions contemplated by this Agreement.

          2.14 Escrow. First American Title Insurance Company, a California corporation, whose address is 4540 California Avenue, Suite 100, P.O. Box 1945, Bakersfield, California 93309, is hereby appointed to act as escrow agent ("Escrow Agent") to conduct the purchase and sale of the Assets. Berry and Tannehill shall execute instructions to the Escrow Agent, substantially in the form of Exhibit 7 attached hereto and made a part hereof, to provide for the payment of liabilities secured by the Assets and the release of Encumbrances, other than Permitted Encumbrances, against the Assets. Berry and Tannehill further agree that Tannehill shall be responsible for and pay for all Escrow fees and charges.


                           ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF TANNEHILL


          Except as set forth in the Tannehill Disclosure Letter, Tannehill hereby represents and warrants to and covenants with Berry as follows:

          3.1 Corporate Organization. Tannehill is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to conduct its business as currently conducted and to own, operate and lease the Assets it now owns, operates or holds under lease.

          3.2  Effect of Agreement; Consents.

               a. The execution, delivery and performance of this Agreement by Tannehill and the consummation by Tannehill of the transactions contemplated hereby (i) do not require the consent, approval, clearance, waiver, order or authorization of any Person; (ii) do not violate any provision of the Articles of Incorporation or Bylaws of Tannehill; (iii) do not conflict with or violate any permit, concession, grant, franchise, statute, law, rule or regulation of any Governmental Entity or any order, judgment, award or decree of any court or other Governmental Entity to which Tannehill is subject or any of the Assets are bound; and (iv) do not conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of any Encumbrance pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under any indenture, mortgage, deed of trust, lease or other agreement to which Tannehill is a party or to which any of the Assets are subject, in each case, which failure, violation, conflict or breach would, in the aggregate, materially hinder or impair the consummation of the transactions contemplated by this Agreement.

               b. The execution, delivery and performance of this Agreement by Tannehill will not result in the loss of any governmental license, franchise or permit possessed by Tannehill related to the Assets or give a right of acceleration or termination to any party to any agreement or other instrument to which Tannehill is a party and by which the Assets are bound, or result in the loss of any right or benefit under such agreement or instrument.

          3.3 Financial Statements. Tannehill has heretofore furnished to Berry true and correct copies of the balance sheets of Tannehill as of December 31, 1994, December 31, 1995, and September 30, 1996, and the related statements of revenue and expenses for the periods then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of Tannehill and in conformity with historical accounting principles applied, except as otherwise noted therein, on a basis consistent with prior periods, and fairly present, in all material respects, the financial position and results of operations of Tannehill as at and for the periods specified therein. As of September 30, 1996, Tannehill did not have any liability of any kind or manner, either direct, accrued, absolute or otherwise, which was required to be disclosed by accepted accounting principles and which was not reflected or disclosed in the Financial Statements and there have been no changes in Tannehill's method of accounting for tax purposes or other purposes, except as disclosed in the Tannehill Disclosure Letter.

          3.4 Taxes and Tax Returns. Tannehill has filed all federal, state, local and foreign income and other tax returns required to be filed by it, and each such return is complete and accurate in all material respects. The taxes shown due on such returns have been paid and there are no taxes, interest, penalties, assessments or deficiencies (any of the foregoing being referred to herein as a "Tax") claimed to be due in respect of such tax returns or claimed in writing to be due by any taxing authority. The tax returns of Tannehill have not been audited by the IRS, nor has Tannehill received notice of any examination being conducted by the IRS or any other taxing authority for any fiscal year. All other taxes, including property taxes, imposed by the United States and by any state, municipality, subdivision or instrumentality of the United States, or other taxing authority, which are due and payable by Tannehill have been paid in full or will be paid or provided for up to the Closing date.

          3.5 Absence of Adverse Change. Since December 31, 1995, there has not been (a) any Material adverse change in the condition of the Assets to be acquired by Berry; (b) any damage, destruction or loss adversely affecting the Assets; (c) any incurrence by Tannehill of or entry into any liability, mortgage, lien or transaction affecting the Assets; (d) any guarantee of or grant of a security interest to secure a third Person's obligations by Tannehill; (e) except as provided in the Tannehill Disclosure Letter, any commitment by Tannehill relating to the Assets; or (f) any agreement, in writing or otherwise, with respect to the foregoing. No event or condition has occurred or exists and Tannehill is not aware of any event or condition that has occurred or exists and that could result in a Material adverse change in the Assets since December 31, 1995.

          3.6 No Misleading Statements. This Agreement, the exhibits hereto and the information referred to herein, when taken as a whole, do not include any untrue statement of a material fact and do not omit any material fact necessary to make the statements contained herein or therein not misleading.

          3.7 No Significant Transactions. Except for the execution of this Agreement, Tannehill has not engaged in any Material transactions and will not engage in any Material transactions prior to the Closing.

          3.8  Properties, Title and Related Matters.

               a. Tannehill has good title to all of the personal property included in the Assets free and clear of all Encumbrances, except for Permitted Encumbrances.

               b. Other than the Section 32 Property, there is no real property owned by Tannehill. The Section 32 Property is not subject to any governmental decree or is not being condemned, expropriated or otherwise taken by any public authority, with or without payment of compensation therefor, and no such condemnation, expropriation or taking has been proposed. The Tannehill Disclosure Letter contains a description of all buildings, structures, improvements, tanks and pipes or other fixtures located on or under the Section 32 Property.

               c. Other than as set forth in Exhibits 3 and 4, Tannehill has no easements or rights of way and no real property is leased by Tannehill. Tannehill has not breached any provision of and is not in default (and no event or circumstance exists that with notice or the lapse of time, or both, would constitute a default) under the terms of any easement, right of way or other agreement pursuant to which the Real Property is held and all of such easements, rights of way or other agreements are in full force and effect. There are no pending or threatened disputes with respect to any easement, right of way or other agreement pursuant to which the Real Property is held and the lessor or grantor thereunder has not breached any provision of and is not in default (and no event or circumstance exists that with notice or the lapse of time, or both, would constitute a default) under the terms of any such easement, right of way or other agreement. The Tannehill Disclosure Letter contains a description of all structures, improvements, tanks and pipes or other fixtures located on or under any easements or rights of way described in Exhibits 3 and 4.

               d. Since the physical inspection by Berry on September 5, 1996, the maintenance and operation of buildings, machinery, wells, pipelines and equipment of Tannehill has been consistent with the past maintenance and operation of such Assets, ordinary wear and tear excepted, and, except as described in the Tannehill Disclosure Letter, all machinery, wells, pipelines and equipment are operative in all material respects. Berry shall acquire such Assets AS IS and WHERE IS. Tannehill makes no representations or warranties as to the suitability of any Asset for any particular use.

               e. Attached to the Tannehill Disclosure Letter is a correct and complete list and copies of all policies of fire, liability and other forms of insurance held by Tannehill and presently in force with respect to the Assets. Such policies are in full force and effect and assignable and Tannehill is not in default under any of them.

               f. Tannehill is not in material violation of and, except as disclosed in the Tannehill Disclosure Letter, Tannehill has not received any written notice of any violation of any zoning regulation, ordinance, law, rule, order, regulation or requirement relating to the Assets or operation of its leased or owned properties which remains uncured or which has not been dismissed where failure to comply therewith would have a Material adverse effect on Tannehill or the Assets.

          3.9 Legal Proceedings. Except as disclosed in the Tannehill Disclosure Letter, there is no legal, judicial, administrative or governmental arbitration or other action or proceeding or governmental investigation pending or threatened against Tannehill or the Assets, or affecting any of the Assets which, if adversely determined would have a Material adverse effect on the Assets. Tannehill is not in violation of or default under any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including, without limitation, any immigration laws or regulations) of any court or other Governmental Entity applicable to its business, which violations or defaults would have a Material adverse effect on the Assets. There are no Material judgments, orders, injunctions or decrees of any Governmental Entity in which Tannehill is a named party or any of the Assets are identified and subject. Except for the SOCAL Litigation (as that term is defined in the TEC Purchase Agreement), and the Baker Litigation, there is no pending litigation in or to which Tannehill is a named party or any of the Assets of Tannehill are identified and subject.

          3.10 Records. Tannehill has records that accurately reflect its transactions and transactions that affect the Assets in all Material respects.

          3.11 Contracts.

               a. All contracts, agreements, indentures and other instruments to which Tannehill is a party are attached to the Tannehill Disclosure Letter. Except for the agreements attached to the Tannehill Disclosure Letter, Tannehill is not a party to or bound by (i) any agreement, contract or commitment limiting the freedom of Tannehill or any Affiliate of Tannehill to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or to compete with any Person in any geographical area; (ii) any agreement, contract or commitment relating to the Assets; or (iii) any agreement, contract or commitment that will have a Material adverse effect on the Assets.

               b. Except as disclosed in the Tannehill Disclosure Letter, Tannehill has not breached any provision of or is not in default (and no event or circumstance exists that with notice or the lapse of time, or both, would constitute a default) under the terms of any agreement attached to the Tannehill Disclosure Letter. All contracts, agreements, indentures and other instruments attached to the Tannehill Disclosure Letter are in full force and effect. There are no pending or threatened disputes with respect to the contracts, agreements, indentures or instruments attached to the Tannehill Disclosure Letter. Tannehill is not obligated to pay any liquidated damages under any of the agreements, indentures or other instruments attached to the Tannehill Disclosure Letter and Tannehill is not aware of any facts or circumstances that could reasonably be expected to result in an obligation of Tannehill to pay such liquidated damages.

          3.12 Brokerage. No investment banker, broker or finder has acted directly or indirectly for Tannehill in connection with this Agreement or the transactions contemplated hereby. No investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Tannehill. Tannehill agrees to indemnify, defend and hold Berry harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by Tannehill with respect to any such fee, expense or commission.

          3.13 Execution and Delivery. Tannehill has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Tannehill and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part, including unanimous approval by the Shareholders. This Agreement has been duly executed and delivered by Tannehill and constitutes a legal, valid and binding obligation of Tannehill, enforceable against it in accordance with its terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.14 Environmental Matters.

               a. To the best of Tannehill's knowledge, Tannehill has at all times operated in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Entity.


               b. To the best of Tannehill's knowledge, Tannehill is not in violation of or subject to (i) any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or other Governmental Entity or (ii) any remedial obligations, in each case under any applicable Environmental Law relating to the Assets or operations conducted thereon by any Person at any time during which such Assets were owned, leased, used or operated by or for the benefit of Tannehill, or by any Person prior to such time to the extent Tannehill has knowledge of such matters.

               c. To the best of Tannehill's knowledge, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by Tannehill under all applicable Environmental Laws in connection with its past or present operation or use of any and all Assets or the conduct of its business, including but not limited to past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed.

               d. To the best of Tannehill's knowledge, all hazardous substances and solid wastes generated at any and all of the Assets or by any Person in connection with the ownership, lease, use or operation of the Assets have, at any time during which such Assets were owned, leased, used or operated by or for the benefit of Tannehill or any Affiliate thereof, been transported, stored, treated and disposed of by carriers or treatment, storage and disposal facilities authorized or maintaining valid permits under all applicable Environmental Laws.

               e. To the best of Tannehill's knowledge, all hazardous substances and solid wastes generated at any and all of the Assets or by any prior owner or operator of the Assets were transported, stored, treated and disposed of by carriers or treatment, storage and disposal facilities authorized or maintaining valid permits under all applicable Environmental Laws.

               f. To the best of Tannehill's knowledge, no Person has, at any time during which the Assets were owned, leased, used or operated by or for the benefit of Tannehill, disposed of or released any hazardous substance or solid waste on or under the Assets, except in compliance with all applicable Environmental Laws.

               g. To the best of Tannehill's knowledge, no Person has disposed of or released any hazardous substance or solid waste on, under or around the Assets, except in compliance with all applicable Environmental Laws.

               h. To the best of Tannehill's knowledge, no facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the current or past business and operations of Tannehill or the Assets in connection with any release, transportation or disposal of any hazardous substance or solid waste or action taken or omitted that was not in full compliance with or was in violation of any applicable Environmental Law.

          3.15 Employees.

               a.   Tannehill has no employees.

               b. Officers of Tannehill shall not assert claims against Berry based on employment by Tannehill for severance, retirement benefits, health benefits, deferred compensation, violations of any federal, state or local laws or statutes, wages or other benefits or compensation. Officers of Tannehill not employed by Berry shall not assert any claim against Berry for discriminatory hiring practices based on state or federal laws or statutes, union contracts or for benefits based upon the Employee Retirement Income Security Act of 1974, as Amended ("ERISA").

               c. Tannehill is not currently nor has it ever been a party to any officer or employee pension or welfare plan to which ERISA applies or to which Tannehill was required to make contributions for the benefit of its employees, officers or directors.

               d. Neither Tannehill nor any of its Affiliates is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or threatened against Tannehill or any of its Affiliates relating to their business which, if determined adversely to Tannehill or the Affiliate would have a Material adverse effect. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving Tannehill or any of its Affiliates.

          3.16 Investigation. Tannehill and its agents, counsel and accountants have had reasonable access to representatives of Berry to make such investigations as they desired with respect to the business, operations and affairs of Berry in connection with the transactions contemplated hereby. In determining whether to consummate the transactions contemplated hereby, Tannehill is relying solely on the terms, covenants, representations, warranties and indemnities herein and on their own investigations into and analysis of the business, operations and condition (financial or otherwise) of Berry and have not relied on Berry, or its officers or directors, with respect to the interpretation of data relating to the valuation of Tannehill, the income tax ramifications of this purchase and sale, and/or the ability of Berry to operate the Assets.

          3.17 Operating Agreements. There are no agreements between Tannehill and any Person or entity regarding the ownership or operation of the Section 32 Property.


                            ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF BERRY


          Except as set forth in the Disclosure Letter from Berry delivered to Tannehill at or prior to the execution hereof, which shall refer to the relevant Sections of this Agreement (the "Berry Disclosure Letter"), Berry hereby represents and warrants to and covenants with Tannehill as follows:

          4.1 Corporate Organization. Berry is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          4.2 Due Authorization, Execution and Delivery; Effect of Agreement. The execution, delivery and performance by Berry of this Agreement and the consummation by Berry of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Berry. This Agreement has been duly and validly executed and delivered by Berry and constitutes the legal, valid and binding obligation of Berry, enforceable against it in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally; and
(b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by Berry of this Agreement and the consummation by Berry of the transactions contemplated hereby (i) do not require the consent, approval, clearance, waiver, order or authorization of any Person, except as otherwise disclosed in the Berry Disclosure Letter;
(ii) do not violate any provision of the Certificate of Incorporation or Bylaws of Berry; (iii) do not conflict with or violate any permit, concession, grant, franchise, statute, law, rule or regulation of any Governmental Entity or any order, judgment, award or decree of any court or other

Governmental Entity to which Berry is subject; and (iv) do not conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity of any amounts owing under, any indenture, mortgage, deed of trust, lease, or other agreement to which Berry is a party, in each case, which failure, violation, conflict or breach would, in the aggregate, materially hinder or impair the consummation of the transactions contemplated by this Agreement.

          4.3 Consents. Except as otherwise disclosed in the Berry Disclosure Letter, no consent, approval or authorization of, or exemption by, or filing with, any Governmental Entity or any Person is required in connection with the execution, delivery or performance by Berry of this Agreement or the taking of any other action contemplated hereby.

          4.4 Litigation. There is no legal, judicial, administrative or governmental arbitration or other action or proceeding or governmental investigation pending against Berry, or threatened against Berry, which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

          4.5 Brokerage. No investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect of this Agreement or the transactions contemplated hereby based in any way on agreements, arrangements or understandings made by or on behalf of Berry.
Berry agrees to indemnify and hold Tannehill and the Partners harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by Berry with respect to any such fee, commission or expense.

          4.6 Approvals. No approval of the stockholders of Berry is necessary or required under the Delaware General Corporation Law, as currently in effect, or Berry's Certificate of Incorporation or Bylaws for the consummation of the transactions contemplated by this Agreement.


                            ARTICLE V
                      COVENANTS OF TANNEHILL


          From and after the date of this Agreement until the Closing, except as expressly authorized by this Agreement or expressly consented to in writing by Berry, Tannehill covenants and agrees with Berry as follows:

          5.1 Access to Tannehill. Tannehill shall afford to Berry and to the employees, agents, lenders, investors and authorized representatives of Berry and to their respective counsel and accountants such reasonable access to the Assets, officers, offices, equipment, files, agreements, documents, and books and records of Tannehill (including, without limitation, engineering data and information, computer programs, tapes and other records), and the opportunity to make notes, abstracts and copies therefrom, as may be requested by Berry in order that Berry may have full opportunity to make such reasonable investigations as it shall desire with respect to the business, operations, Assets and affairs of Tannehill in connection with the transactions contemplated hereby and Tannehill shall furnish Berry with such additional financial and operating data and other information as to the business, operations and Assets of Tannehill as Berry shall, from time to time, reasonably request for such purpose. Berry hereby releases Tannehill from all liability arising out of the entry by Berry or its employees, agents, lenders, investors or authorized representatives onto the business premises of Tannehill for purposes of conducting the investigation contemplated by this Section 5.1. Berry hereby agrees to indemnify, defend and hold harmless Tannehill against all liability, demands, claims, costs, losses, damages, recoveries, settlements and expenses incurred by Tannehill arising from or related to the conduct by Berry or its employees, agents, lenders, investors or authorized representatives of the investigation.

          5.2  Governmental Approvals; Consents.

               a. Tannehill shall use its best efforts, and shall cooperate with Berry, to obtain all permits, approvals and consents, and to make all filings, necessary or required to be obtained or made, and to begin and cause all waiting periods required to lapse, for Berry to have full use and enjoyment of the Assets subsequent to the purchase and sale and for the consummation by Tannehill of the transactions contemplated by this Agreement under any applicable federal law or the applicable laws of any state having jurisdiction over the transactions contemplated hereby (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals").

               b. Tannehill shall use its best efforts to obtain all consents, approvals, clearances, waivers, orders or authorizations of any Person necessary to be obtained by Tannehill for Berry to have full use and enjoyment of the Assets subsequent to the purchase and sale and for the consummation of the transactions by Tannehill contemplated by this Agreement.

          5.3 Litigation and Claims. Tannehill shall promptly inform Berry in writing of any litigation, or of any claim or controversy or contingent liability of which Tannehill becomes aware that might reasonably be expected to become the subject of litigation, against Tannehill or affecting any of the Assets.

          5.4 Notice of Changes. Tannehill shall promptly inform Berry in writing if Tannehill becomes aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the financial condition, results of operations, business of the Assets or of Tannehill that is or with the exercise of reasonable business judgment would be expected to have an adverse effect on the Assets. Tannehill shall promptly inform Berry in writing if any representation or warranty made by Tannehill in this Agreement shall cease to be accurate or upon the occurrence of any breach of any covenant or other agreement required by this Agreement to be performed or complied with by Tannehill.

          5.5 Conduct of Business Operations. Tannehill shall not, without the prior written consent of Berry:

               a. Other than in the ordinary course of business, sell, lease or otherwise dispose of any Assets or any interests therein, or enter into, or consent to the entering into of, any agreement granting to any third Person a right to purchase, lease or otherwise acquire any Assets or interests therein, except as otherwise provided for in this Agreement;

               b. Enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

               c. (i) Enter into any new line of business with respect to the Assets; (ii) change its investment, liability management and other material policies in any respect; (iii) incur or commit to any capital expenditures or financing; (iv) waive any right under or cancel any contract, debt or claim listed in any exhibits hereto or the Tannehill Disclosure Letter, which waiver or cancellation would have an adverse effect on the Assets;

               d. Enter into any contract, commitment or arrangement to amend, modify, supplement or otherwise alter the terms of any existing contract, agreement or instrument attached to the Tannehill Disclosure Letter with any Person;

               e. Maintain its books of account other than in the usual, regular and ordinary manner in accordance with good business practices or make any change in any of its accounting methods or practices; or

               f. Take any action that would or might reasonably be expected to result in any of the conditions to Closing set forth in Article VII hereof not being satisfied.

               g. From the Effective Date to the Closing, fail to use its best efforts to maintain the daily production over any calendar week during the period below the average historical daily production from the Section 32 Property.

          5.6 Maintain Assets and Operations. During the period from the date hereof through the Closing, Tannehill shall (a) carry on its business in the usual, regular and ordinary course in a good and diligent manner consistent with sound business practices and in compliance with all applicable laws, rules and regulations; (b) not introduce any new method of management or operation;
(c) preserve in full force and effect all leases, operating agreements, easements, rights of way, permits, licenses, contracts and other agreements which relate to the Assets (other than those expiring by their terms); (d) use its best efforts to perform or cause to be performed all of its obligations in or under any of such leases, agreements and contracts to be transferred to Berry hereunder; (e) use its best efforts to safeguard and maintain secure all reports and other confidential data in the possession of Tannehill relating to the Assets; and (f) use its best efforts to operate its business and activities in the same manner as they have been carried out and to maintain the same level of expenditure as have previously been incurred in connection with such business and activities.

          5.7 Exclusive Dealing. Tannehill shall not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any Person relating to the acquisition of the Assets or business, in whole or in part, of Tannehill, whether through direct purchase, consolidation or other business combination (other than sales of inventory or in the ordinary course of business) so long as this Agreement has not been terminated. Tannehill recognizes that Berry has and continues to incur substantial time and expense in evaluating this transaction. Tannehill acknowledges that Berry, in reliance on this Section 5.7, will continue to incur additional time, effort and expense. Tannehill has agreed to this provision due to the unique terms specified in the AIP and contemplated in this transaction.

          5.8  Termination Fee.  In the event that Tannehill breaches Section
5.7 hereof and within twelve (12) months after such breach or termination, Tannehill closes a transaction with an unrelated third party relating to the acquisition of a Material portion of the Assets or the business of Tannehill, in whole or part, whether through direct purchase, merger, consolidation or other business combination (other than sales of inventory or immaterial portions of Tannehill's Assets in the ordinary course), then, immediately upon such closing, Tannehill shall pay to Berry the sum of One Hundred Thousand Dollars ($100,000). Such payment shall constitute liquidated damages and, in the absence of fraud or bad faith, shall be in lieu of any other penalty or remedy Berry might otherwise seek, the parties having determined that the actual damages resulting from the events for which such liquidated damages are to be awarded would be extremely difficult and uncertain to calculate and that liquidated damages above represent a good faith estimate of such actual damages.

___________                                            __________
Tannehill initials                                 Berry initials

___________                ___________       ___________          __________

___________                ___________       ___________          __________

___________                ___________       ___________          __________
Shareholders' initials


          5.9 Taxes. Tannehill shall pay any documentary transfer tax due on the purchase and sale of the Assets.


                            ARTICLE VI
                        COVENANTS OF BERRY


          Berry hereby covenants and agrees with Tannehill as follows:

          6.1 Cooperation. Subject to the terms and conditions of this Agreement, Berry shall cooperate with Tannehill to use its best efforts to secure all necessary consents, approvals, authorizations, exemptions and waivers from all Persons and Governmental Entities as shall be required to be obtained by Berry in order to enable Berry to consummate the transactions contemplated hereby.

          6.2 Governmental Approvals. Berry shall use its best efforts, and shall cooperate with Tannehill, to obtain all Requisite Regulatory Approvals.

          6.3 Disclosure Responsibilities. Berry, as a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and listed company under the New York Stock Exchange (the "NYSE"), is required to comply with certain disclosure requirements regarding its business activities, including, but not limited to, the issuance of press releases and the preparation and filing of periodic reports with the Securities and Exchange Commission. In order to comply with the disclosure requirements of the Exchange Act and NYSE, as well as the timing of such disclosures, all statements to the public, including press releases, shall be at the sole discretion of Berry.

                           ARTICLE VII
                CONDITIONS TO OBLIGATIONS OF BERRY


          The obligations of Berry to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Berry) on or prior to the Closing of all of the following conditions:

          7.1 Accuracy of Representations and Warranties. The representations and warranties of Tannehill set forth in this Agreement shall be true and correct in all respects as of the date when made and at and as of the Closing.

          7.2 Performance of Covenants and Agreements. Tannehill shall have duly performed and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. None of the events or conditions entitling Berry to terminate this Agreement under Article IX hereof shall have occurred and be continuing.

          7.3 Consents. Any consent required for the consummation of this purchase and sale under any agreement, contract, license or other instrument described in any exhibit hereto or referred to herein, or for the continued enjoyment by Berry of any benefits of such agreement, contract, license or other instrument after the Closing, which consent Tannehill is specifically obligated to obtain pursuant to this Agreement, shall have been obtained and be effective.

          7.4 Governmental Approvals. All Requisite Regulatory Approvals shall have been obtained, made or lapsed and shall be in full force and effect.

          7.5 Approval of Counsel. The form and substance of all legal matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to Nordman, Cormany, Hair & Compton, counsel to Berry.

          7.6 Officers' Certificate. Berry shall have received a certificate of Tannehill, substantially in the form of Exhibit 8 attached hereto and made a part hereof, satisfactory in form and substance to Berry, executed on behalf of Tannehill by its President and Secretary, as to compliance with the matters set forth in Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement.

          7.7 Resolutions. Berry shall have received certified copies of Resolutions of the Board of Directors of Tannehill and the written consent of the Shareholders owning one hundred percent (100%) of the outstanding shares of common stock of Tannehill approving this Agreement, and the transactions contemplated hereby.

          7.8 Opinion of Counsel. Berry shall have received the opinion of Roger Coley, counsel to Tannehill and the Shareholders, in form and content satisfactory to Berry, substantially in the form of Exhibit 9 attached hereto and made a part hereof.

          7.9 Closing of Agreements. The Closing shall not occur unless the Closings contemplated by the Partnership Purchase Agreement and the TEC Purchase Agreement have occurred or will occur concurrently with the Closing.

          7.10 Condition of Section 32 Property. Berry shall have approved title to and the condition of the Section 32 Property as follows:

               a. A current CLTA Preliminary Title Report prepared by First American Title Company covering the Section 32 Property, accompanied by legible copies of all documents referred to as exceptions in the report to the extent reasonably available through Tannehill's best efforts and a map plotting all easements (the "PTR"), has been delivered to Berry by Tannehill.

               b.   If Berry elects to obtain an ALTA Policy, a survey of the
Section 32 Property shall have been prepared, at Berry's expense, by a licensed surveyor or registered civil engineer, in sufficient detail to provide for the policy of title insurance to be purchased by Berry, certified to Berry in a form satisfactory to Berry, without boundary, encroachment or survey exceptions and which shows the location of all easements and improvements. It shall be Berry's sole responsibility to obtain such survey by the Title Approval
Date defined below. Berry's failure to do so will be deemed Berry's waiver of this condition. If Berry does not elect to obtain an ALTA Policy, then Tannehill shall provide Berry with a CLTA Policy at Tannehill's expense.

               c. Title shall be free of Encumbrances not approved by Berry. On or before November 8, 1996 (the "Title Approval Date"), Berry shall advise Tannehill in writing of what exceptions to coverage, if any, are unacceptable to Berry (the "Title Disapproval Notice"). Notwithstanding any other provision of this Section 7.10, Berry hereby objects to all monetary Encumbrances, which monetary Encumbrances (if any) Tannehill shall cause to be eliminated at the Closing except for non-delinquent real property taxes and assessments, which shall be one of the exceptions to coverage. Tannehill shall have ten (10) business days after receipt of a Title Disapproval Notice to give Berry notice either: (i) that Tannehill will remove, on or before the Closing, any disapproved exceptions to coverage and provide Berry with evidence satisfactory to Berry of such removal; or (ii) that Tannehill elects not to cause such exceptions to coverage to be removed, in which case Berry shall have five (5) business days thereafter to notify Tannehill in writing of Berry's election
(a) to waive any objectionable exceptions and to proceed with the purchase of and to take the Section 32 Property subject to such exceptions, but otherwise pursuant to the terms of this Agreement, or (b) to terminate this Agreement.
If Berry shall fail to give Tannehill notice of such election within said five
(5) business days, Berry shall be deemed to have elected to waive its objection to the coverage and to proceed with this purchase. In the event that during escrow any amended or supplemented PTR is issued disclosing new exceptions to coverage, Berry shall again have the right to give a Title Disapproval Notice as to such new exception, in which case all the foregoing rights of the parties following the giving of such a notice shall again apply as stated above.

               d. Berry shall not have given written notice of disapproval of matters related to the Section 32 Property. Berry's failure to give written notice of disapproval on or before November 8, 1996 (the "Property Approval Date") of all aspects and matters related to the Section 32 Property, including size, shape, configuration, access, easements (express, implied and by prescription), geologic/subsidence and soil conditions, hydrologic conditions, water supply quantity and quality, buildings, tanks, pipelines, oil and gas wells, oils and gas surface equipment, and the condition of all other fixed equipment shall be deemed to be approved. To facilitate Berry's review, Tannehill shall deliver to Berry within fifteen (15) business days after the date of this Agreement, (i) any environmental reports prepared by or for Tannehill covering all or any portion of the Section 32 Property, without representation or warranty as to their accuracy or validity; (ii) copies of any service contracts now in effect, all of which are cancelable at any time, or by the giving of not more than thirty (30) days' notice; and (iii) any well logs and reports of water usage made to the Regional Water Quality Control Board, the Division of Oil, Gas and Geothermal Resources and other agencies, as applicable.

               e. Berry shall be satisfied that there are no Hazardous Materials, as that term is defined by all or any applicable laws, on the
Section 32 Property or in the groundwater thereunder and Berry's acceptance and approval of an Environmental Audit and Assessment ("Phase I Report") as to the
Section 32 Property performed at Berry's direction and sole cost and expense. Berry's failure to give notice of disapproval of the Phase I Report obtained by Berry, if any, on or before the Property Approval Date shall be deemed as Berry's approval thereof and acceptance of the Section 32 Property in its present condition. In the event such Phase I Report or any Phase II Report involving soil and/or groundwater tests, approved in advance by Tannehill, discloses that the Section 32 Property or groundwater thereunder is contaminated with Hazardous Materials in quantities requiring remediation or removal under existing law, Berry shall have the right to terminate this Agreement. Except as provided in the succeeding sentence, Berry agrees that the Phase I Report and any other report, tests, and information and conclusions stated therein shall be kept confidential and that any reporting requirements to any governmental agency or any other third party arising therefrom shall be the sole responsibility of Tannehill. Notwithstanding the foregoing, in the event that any then applicable law, statute or ordinance requires Berry to report or disclose the Report or Report findings to a governmental agency, then and only then shall Berry disclose the Report findings. In no event shall Berry be entitled to conduct any soil borings or groundwater tests without Tannehill's prior written approval, which may be conditioned or denied in Tannehill's sole discretion.

               f. Berry shall have received an affidavit, certification or notice required by Section 1445 of the Code and the Regulations pursuant thereto. In addition, Tannehill shall have provided Berry with the certification required to show that withholding is not required pursuant to California Revenue and Taxation Code Section 18662(e).

          7.11 Good Standing Certificates. Tannehill shall have delivered valid Good Standing Certificates from the Secretary of State of California and the California Franchise Tax Board showing Tannehill in good standing.

                           ARTICLE VIII
              CONDITIONS TO OBLIGATIONS OF TANNEHILL


          The obligations of Tannehill to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Tannehill) on or prior to the Closing of all of the following conditions:

          8.1 Accuracy of Representations and Warranties. The representations and warranties of Berry set forth in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing.

          8.2 Performance of Covenants and Agreements. Berry shall have duly performed and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. None of the events or conditions entitling Tannehill to terminate this Agreement under Article IX hereof shall have occurred and be continuing.

          8.3 Resolutions. Tannehill shall have received certified copies of resolutions of the Board of Directors of Berry approving this Agreement and the transactions contemplated hereby.

          8.4 Approval of Counsel. The form and substance of all legal matters contemplated hereby and all papers delivered hereunder shall be reasonably acceptable to Roger Coley, counsel to Tannehill and the Shareholders.

          8.5 Governmental Approvals. All Requisite Regulatory Approvals shall have been obtained, made or lapsed and shall be in full force and effect.

          8.6 Officers' Certificate. Tannehill shall have received a certificate of Berry, substantially in the form of Exhibit 10 attached hereto and made a part hereof, satisfactory in form and substance to Tannehill, executed on behalf of Berry by the President and Secretary of Berry, as to compliance with the matters set forth in Sections 8.1, 8.2, 8.3 and 8.5 of this Agreement.

          8.7 Opinion of Counsel. Tannehill shall have received the opinion of Nordman, Cormany, Hair & Compton, counsel to Berry, in form and content reasonably satisfactory to Tannehill, substantially in the form of Exhibit 11 attached hereto and made a part hereof.

          8.8 Closing of Agreements. The Closing shall not occur unless the Closings contemplated by the Partnership Purchase Agreement and the TEC Purchase Agreement have occurred or will occur concurrently with the Closing.

                            ARTICLE IX
                   TERMINATION PRIOR TO CLOSING


          9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

               a.   By the mutual written consent of Berry and Tannehill;

               b. Subject to the right of either party to extend the Closing as provided in Section 2.7 hereof, upon written notice by either party to the other party if Closing has not occurred forty-five (45) days after the execution of this Agreement;

               c. By Berry in writing if Tannehill or the Shareholders shall be in Default;

               d.   By Tannehill in writing if Berry shall be in Default;

               e. By Berry if, after the date of this Agreement, there shall have occurred a Material adverse change (or any development or condition involving a prospective Material adverse change) in the business, financial condition or results of operations of Tannehill; or

               f. By Berry if the transaction is not approved by all the Shareholders.

          9.2 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder, except for the obligation under Sections 3.12 and 4.5; provided, however, that termination pursuant to paragraphs 9.1c or d hereof shall not relieve any defaulting party from any liability to the other parties hereto.


                            ARTICLE X
                         INDEMNIFICATION


          10.1 Indemnification by Berry. Berry agrees to indemnify, defend and hold Tannehill, and agents of Tannehill, harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties, settlements, fines, costs and expenses incurred in connection with investigating and defending any claims or causes of action, and reasonable attorneys' fees) that Tannehill and its agents may incur or become subject to arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Berry contained in this Agreement.

          10.2 Indemnification by Tannehill and the Shareholders. Tannehill and the Shareholders, jointly and severally, agree to indemnify, defend and hold Berry, and the officers, directors, employees and agents of Berry (collectively, the officers, directors, employees and agents being referred to in each case as its "Related Parties") harmless from and against any and all lawsuits, liability, damage, costs and expenses (including interest, penalties, settlements, fines, costs and expenses incurred in connection with investigating and defending any claims or causes of action, and reasonable attorneys' fees) that Berry and its Related Parties may incur or become subject to arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Tannehill or the Shareholders contained in this Agreement. Tannehill and the Shareholders also jointly and severally agree to indemnify, defend and hold Berry, and the Related Parties, harmless from any and all lawsuits, liability, damage, cost and expenses (including interest, penalties, settlements, fines, costs and expenses incurred in connection with investigating and defending any claims or causes of action and reasonable attorneys' fees) that Berry and its Related Parties may incur or become subject to arising out of or due to the actions of Baker Chemical or the Baker Litigation or attributable to environmental conditions created directly or indirectly by or as a result of the actions of Baker Chemical and/or its employees, officers and agents.

          10.3 Survival. The several warranties, indemnities, representations, covenants and agreements of the parties contained in this Agreement and in any other instrument delivered pursuant hereto shall survive the Closing and shall remain in full force and effect thereafter.

          10.4 Notice and Opportunity to Defend.

               a. If a party seeking indemnification (the "Indemnitee") becomes aware of any matters that it believes may give rise to an indemnifiable claim, or asserts any claim that it believes may be indemnifiable pursuant to this Agreement, the Indemnitee shall give the party obligated to provide indemnification (the "Indemnifying Party") prompt written notice of such matter or claim, stating with particularity the nature of such matter or the aforementioned claim and the amount thereof. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnifying Party that could have been actually avoided had such notice been provided within such required time period.

               b. If the matter that the Indemnitee believes gives rise to an indemnifiable claim does not involve a third party claim against an Indemnitee, the Indemnifying Party shall have thirty (30) days from the date on which it received notice of such claim pursuant to this Section to respond to such notice. If such Indemnifying Party accepts responsibility or does not respond within such thirty (30)-day period, the Indemnifying Party shall promptly pay to the Indemnitee the full amount of such claim. If the Indemnifying Party rejects any liability with respect to such claim, it shall give written notice of such objection to the Indemnitee within such thirty (30)-day period and the parties shall seek to resolve such claim by agreement. If the parties are unable to resolve such claim by agreement within sixty (60) days following the expiration of such thirty (30)-day period mentioned above, the parties shall be entitled to pursue, without prejudice to any of their rights hereunder, such remedies as may be available to the parties under applicable law.

               c. In the event any action, suit, proceeding or investigation is brought against the Indemnitee by a third party which the Indemnitee believes may give rise to an indemnifiable claim, the Indemnitee shall give the Indemnifying Party prompt written notice of the commencement of such action, suit, proceeding or investigation as provided in paragraph a. of this Section. Such Indemnifying Party shall have a period of thirty (30) days after receipt of such notice within which to respond to such notice. If such Indemnifying Party does not respond within such thirty (30)-day period or rejects responsibility for such matter in whole or in part, the Indemnitee shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such party under applicable law. If such Indemnifying Party accepts responsibility, such Indemnifying Party shall, as between the Indemnitee and the Indemnifying Party, be obligated to compromise or defend such matter, at its own expense. The Indemnitee shall employ counsel of its choice and the Indemnifying Party shall reimburse the Indemnitee for attorneys' fees and costs. The Indemnifying Party shall cooperate fully with the Indemnitee and its counsel in the defense against any such asserted liability. Any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. If, however, the Indemnitee refuses its consent to a bona fide offer of settlement that involves solely the payment of cash that the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement that the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement; and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of such party's continuing to pursue such matter. An Indemnifying Party shall be entitled to recover from the Indemnitee any additional expenses incurred by such Indemnifying Party as a result of the decision of the Indemnitee to pursue such matter.

          10.5 General. The indemnification provided in this Agreement shall apply regardless of whether the matter subject to indemnification involved an action taken or omitted that was negligent, grossly negligent or reckless by the Person to be so indemnified. It is understood that such indemnification is intended to be a means of compensating the parties for any damage or liability directly or indirectly realized by them for matters subject to such indemnification. To the extent the indemnification provided for herein may not be provided to any Person under law, such indemnification shall be required to be provided to any other Person for whom such indemnification may be permissible as herein provided.


                            ARTICLE XI
                          MISCELLANEOUS


          11.1 Entire Agreement. This Agreement and related documents executed concurrently herewith constitute the sole understanding of the parties hereto with respect to the matters provided for herein and supersedes the AIP and any previous agreements and understandings between the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by Berry and Tannehill.

          11.2 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon Berry, Tannehill and the Shareholders and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

          11.3 Expenses. Except as provided in Sections 10.1 and 10.2 hereof, each party hereto shall be responsible for the payment of the fees and expenses of their respective counsel, accountants and other experts.

          11.4 Taking of Necessary Action. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable best efforts promptly to take or cause to be taken all action and to promptly do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing and subject to the terms and conditions of this Agreement, the parties shall use their reasonable best efforts to obtain and make all consents, approvals, assurances and filings of or with third parties and Governmental Entities necessary or advisable for the consummation of the transactions contemplated by this Agreement. Each party shall cooperate with the other in good faith to help the other satisfy its obligations hereunder.

          11.5 Invalidity.  Except for satisfaction of the conditions of
Article VII or VIII, and the provisions of Article X, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          11.6 Attorneys' Fees. In the event of any claim, dispute or controversy arising out of or relating to this Agreement, including an action for declaratory relief, the prevailing party in such action or proceeding shall be entitled to recover its taxable costs or arbitration fees, and reasonable out-of-pocket expenses, including, but not limited to, telephone calls, photocopies, expert witnesses, travel, computer expenses related to litigation, and attorneys' fees to be fixed by the court or the arbitrator. Such recovery shall include court costs, out-of-pocket expenses and attorneys' fees on appeal, if any. The court shall determine who is the "prevailing party," whether or not the dispute or controversy proceeds to final judgment.

          11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          11.8 Headings. The headings of the articles, sections and paragraphs of this Agreement and of the exhibits hereto are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof or thereof.

          11.9 Construction and References. Words used in this Agreement, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require. Unless otherwise specified, all references in this Agreement to articles, sections, paragraphs or clauses are deemed references to the corresponding articles, sections, paragraphs or clauses in this Agreement, and all references in this Agreement to exhibits are references to the corresponding exhibits attached to this Agreement.

          11.10 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar).

          11.11 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, via telecopy (with receipt confirmed) or by registered or certified mail, postage prepaid:

     (a)  if to Tannehill, to:

               Tannehill Oil Company, Inc.
               Attn:     Mr. Albert G. Boyce, Jr.,
               Treasurer and Chief Financial Officer
               120 Manteca Avenue
               P.O. Box 871
               Manteca, California  95336

               Facsimile No. (209) 239-7886
               Confirmation No. (209) 239-4014

          with copies to:

               Roger Coley, Esq.
               330 H Street, No. 7
               Bakersfield, California 93304

               Facsimile No. (805) 327-9120
               Confirmation No. (805) 328-5575

     (b)  if to Berry, to:

               Berry Petroleum Company
               Attn:     Jerry V. Hoffman
                    President and Chief Executive Officer
               28700 Hovey Hills Road
               Post Office Bin X
               Taft, California 93268

               Facsimile No. (805) 769-8960
               Confirmation No. (805) 769-8811

          with copies to:

               Nordman, Cormany, Hair & Compton
               Attn:     Laura K. McAvoy, Esq.
               1000 Town Center Drive, Sixth Floor
               Post Office Box 9100
               Oxnard, California 93031-9100

               Facsimile No. (805) 988-8387
               Confirmation No. (805) 485-1000


or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agents for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Any notice that is sent by telecopy shall be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein. A copy of any notices delivered by telecopy shall promptly be mailed in the manner herein provided to the party to which such notice was given.

          11.12 Public Announcements. Without the prior express consent of Berry, neither Tannehill nor any Shareholder shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby.

          11.13 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed by the laws of the State of California (regardless of the laws that might otherwise govern under applicable California principles of conflict of laws) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          11.14 Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the federal or state courts for the County of Kern, in the State of California, and by execution and delivery of this Agreement, Berry and Tannehill hereby accept the jurisdiction of the aforesaid courts.

          IN WITNESS WHEREOF, Berry and Tannehill have caused this Agreement to be executed as of the date first above written.

BERRY PETROLEUM COMPANY,                TANNEHILL OIL COMPANY, INC.,
a Delaware corporation                  a California corporation


By:  _____________________________      By:  ________________________________
     Jerry V. Hoffman, President             John W. Tannehill, President
     and Chief Executive Officer


By:  _____________________________      By:  ________________________________
     Kenneth A. Olson, Secretary             James L. Hinkle, Secretary



     The undersigned constitute all of the Shareholders of Tannehill and hereby agree jointly and severally to be bound to the terms of this Agreement including but not limited to the Agreement to Indemnify Berry Petroleum Company under the terms of this Article X of this Agreement. By signing this Agreement, the Shareholders of Tannehill hereby unanimously consent to the transfer of the Assets from Tannehill to Berry.

BOYCE RESOURCE DEVELOPMENT
COMPANY, a California corporation


By:  _____________________________      ______________________________________
     Albert G. Boyce, Jr., President    Albert G. Boyce, Jr., as Trustee
     and Secretary                      of Trust "B" Under Will of
                                        Albert G. Boyce, Sr., Deceased


___________________________________     ______________________________________
William J. Boyce                        Albert G. Boyce V


___________________________________     ______________________________________
Mary K. Boyce                           John T. Hinkle

___________________________________    ______________________________________
Bettianne H. Bowen                      James L. Hinkle

VERNIER RESOURCES CORPORATION,          GENERAL WESTERN, INC.,
a Texas corporation                     a New Mexico corporation


By:  _____________________________      By:  ________________________________
     Bettianne H. Bowen, President           James L. Hinkle, President
                                             and Secretary

By:  ____________________________
     Cheryl Bailey Harrison, Secretary

___________________________________     ______________________________________
Lisle Q. Tannehill                      Thomas H. Tannehill


___________________________________     ______________________________________
Gail Kay Tannehill, as Trustee of       Delmar R. Archibald, as Trustee of the
the Gail Kay Tannehill Family Trust,    Delmar R. Archibald Family Trust,
dated April 9, 1996                     dated June 22, 1982


___________________________________     ____________________________________
John W. Tannehill                       Joy A. Archibald, as Trustee of the
                                        Delmar R. Archibald Family Trust,
                                        dated June 22, 1982

Spousal Consents

     The undersigned, spouses of the Shareholders named in this Agreement, hereby consent to the terms and conditions of this Agreement and agree that their community property, if any, included in the Assets, as defined herein, is subject to this Agreement.


___________________________________      ____________________________________


___________________________________      ____________________________________


___________________________________      ____________________________________

EXHIBIT 1 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                BETWEEN BERRY PETROLEUM COMPANY
                 AND TANNEHILL OIL COMPANY, INC.




RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

NORDMAN, CORMANY, HAIR & COMPTON
Attn:  Laura K. McAvoy
1000 Town Center Drive, 6th Floor
Post Office Box 9100
Oxnard, California 93031-9100

MAIL TAX STATEMENTS TO:

BERRY PETROLEUM COMPANY
Attn: Jerry V. Hoffman, President
28700 Hovey Hills Road
Post Office Bin X
Taft, California  93268




Order No. KER 1125444                      A.P.N. 220-080-48-00-8
                                                  220-080-49-00-1
                                                  220-080-50-00-3
                                                  220-080-51-00-6
Escrow No. 1128321N

                            GRANT DEED






     FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, TANNEHILL OIL COMPANY, INC., a California corporation, hereby GRANT(S) to BERRY PETROLEUM COMPANY, a Delaware corporation, the following described real property in the County of Kern, State of California:

PARCEL 1:

The North half of the Southwest quarter and the Southeast quarter of the Southwest quarter of Section 32, Township 32 South, Range 24 East, M.D.B.M., in the unincorporated area of the County of Kern, State of California, as per the official plat thereof on file in the Office of the Surveyor General.

Excepting therefrom any vein or lode of quartz or other rock in place bearing gold, silver, cinnabar, lead, tin, copper or other valuable deposits within the land described above which may have been discovered or known prior to November 1, 1901.

Excepting and reserving therefrom a royalty of four percent (4%) of all oil, gas and other hydrocarbon substances produced from all zones lying below 4,500 feet below the surface of the above described parcel.


PARCEL 2:

The Southeast quarter of Section 32, Township 32 South, Range 24 East, M.D.B.M., in the City of Taft, State of California, as per the official plat thereof on file in the Office of the Surveyor General.

Excepting therefrom any vein or lode of quartz or other rock in place bearing gold, silver, cinnabar, lead, tin, copper or other valuable deposits within the land described above which may have been discovered or known prior to June 10, 1910.

Excepting and reserving therefrom a royalty of four percent (4%) of all oil, gas and other hydrocarbon substances produced from all zones lying below 4,500 feet below the surface of the above described parcel.


PARCEL 3:

The Northeast quarter of Section 32, Township 32 South, Range 24 East, M.D.B.M., in the City of Taft, State of California, as per the official plat thereof on file in the Office of the Surveyor General.

Excepting therefrom any vein or lode of quartz or other rock in place bearing gold, silver, cinnabar, lead, tin, copper or other valuable deposits within the land described above which may have been discovered or known prior to October 26, 1910.

Excepting and reserving therefrom a royalty of four percent (4%) of all oil, gas and other hydrocarbon substances produced from all zones lying below 4,500 feet below the surface of the above described parcel.


Dated:  October 1, 1996            TANNEHILL OIL COMPANY, INC.,
                                   a California corporation

                                   _____________________________________
                                   By: John W. Tannehill, President

                                   _____________________________________
                                   By: James L. Hinkle, Secretary


STATE OF CALIFORNIA      )
                         )
COUNTY OF _____________  )

On ___________________, before me,                             , Notary Public,
personally appeared JOHN W. TANNEHILL, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities, and that by his signature on the instruments the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

__________________________________


STATE OF CALIFORNIA      )
                         )
COUNTY OF _____________  )

On ___________________, before me,               , Notary Public, personally
appeared JAMES L. HINKLE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities, and that by his signature on the instruments the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

__________________________________

               STATEMENT OF TAX DUE UNDER PROVISIONS OF THE
                           DOCUMENTARY STAMP ACT
                                    and
      REQUEST THAT STAMPS NOT BE MADE A PART OF THE PERMANENT RECORD


TO:     Kern               County Recorder
THE TAX DUE PURSUANT TO THE PROVISIONS OF THE DOCUMENTARY STAMP ACT ON THE
DEED, TRANSFER, OR CONVEYANCE FROM:    Tannehill Oil Company, Inc.
                                    [Name of Grantor(s) or Lessor(s)]




TO:                 Berry Petroleum Company
                [Name of Grantee(s) or Lessee(s)]



OF THE FOLLOWING BRIEFLY DESCRIBED REAL PROPERTY: T 32 S, R 24 E, Section 321 APN 220-080-48-00-8; 220-080-49-00-1; 220-080-50-00-3; 220-080-51-00-6






Amounts to:  $________________               Amounts to:  $___________________

(X)  Unincorporated Area                     (X)  City of Taft
(X)  Computed on full value                       (X)  Computed on full value
(  ) Computed on full value LESS liens            ( )  Computed on full value
     and encumbrances remaining                        LESS liens and
                                                       encumbrances remaining


 Documentary Transfer Tax $____________
 Computed on full value of property
 conveyed

     Tannehill Oil Company, Inc.


     By: _________________________________


Affix transfer Tax Stamp Here       Stamp Reserved for Recorder's Coding Stamp

Date: __________________________    By: _____________________________________

                                 Title: _____________________________________


AFTER THE PERMANENT RECORD IS MADE, THIS DOCUMENT WILL BE ATTACHED TO THE CONVEYING DOCUMENT AND RETURNED TO THE PARTY ENTITLED THERETO. A COPY WILL BE MADE AND PLACED ON FILE FOR AUDITING PURPOSES.

    EXHIBIT 2 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                 BETWEEN BERRY PETROLEUM COMPANY
                  AND TANNEHILL OIL COMPANY, INC.


                           BILL OF SALE


     FOR VALUABLE CONSIDERATION, TANNEHILL OIL COMPANY, INC., a California corporation ("Seller"), hereby grants, bargains, transfers and sells to BERRY PETROLEUM COMPANY, a Delaware corporation (hereinafter referred to as "Buyer"), the personal property listed on Schedule A attached hereto and incorporated herein by this reference as though set forth in full (the "Personal Property").

     Seller represents and warrants to Buyer that it is the lawful owner of and holds good and marketable title to the Personal Property, free and clear of restrictions on or conditions to transfers or assignment, and free and clear of all liens, pledges, charges or encumbrances of any nature whatsoever. Seller and Seller's successors and assigns shall warrant and defend Seller's good and marketable title to the Personal Property and Seller's right to sell the same against the lawful claims and demands of all persons whomsoever.

     Buyer acknowledges and agrees that it will purchase the Personal Property AS IS and WHERE IS. Seller makes no representations or warranties regarding the suitability of the Personal Property for any particular use.


DATED this 1st day of October, 1996.


BERRY PETROLEUM COMPANY,                TANNEHILL OIL COMPANY, INC., a
a Delaware corporation                  California corporation


By:  _____________________________      By:  ______________________________
     Jerry V. Hoffman, President             John W. Tannehill, President
     and Chief Executive Officer


By:  _____________________________      By:  ______________________________
     Kenneth A. Olson, Secretary             James L. Hinkle, Secretary

                    "Buyer"                            "Seller"

                            SCHEDULE A
                           TO EXHIBIT 2

     BILL OF SALE ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED NOVEMBER 8, 1996, BY AND BETWEEN BERRY PETROLEUM COMPANY AND TANNEHILL OIL COMPANY, INC.

                          Tannehill Oil Company, Inc.
                          Fixed Assets as of 10/1/96


      Date in Service     Division/Class    Number        Description

      CLASS: 8O - LEASE/WELL   GENERAL

      01/01/93                 00 80        93001         Test
      01/01/93                 00 80        93002         100 bbl. tank #31
      01/01/93                 00 80        93003         100 bbl. tank #52
      01/01/93                 00 80        93004         FWI/Simplex Pump
      01/01/93                 00 80        93005         100 bbl. Tank #231
      01/01/93                 00 80        93006         Gas Trap/Scrubbe
      01/01/93                 00 80        93007         1600 bbl. Prod TA
      01/01/93                 00 80        93008         1600 bbl. Prod TA
      01/01/93                 00 80        93009         LACT Unit
      01/01/93                 00 80        93010         Heater-Treater
      01/01/93                 00 80        93011         Shipping Pump
      01/01/93                 00 80        93012         500 bbl. wash tank
      01/01/93                 00 80        93013         Shipping Pump H1
      01/01/93                 00 80        93014         Pumping Unit (Nat
      01/01/93                 00 80        93015         Pumping Unit - Luf
      01/01/93                 00 80        93016         Pumping Unit - Bet
      01/01/93                 00 80        93017         Pumping Unit - Luf
      01/01/93                 00 80        93018         Pumping Unit - Luf
      01/01/93                 00 80        93019         Pumping Unit - Luf
      01/01/93                 00 80        93020         Pumping Unit - Nat
      01/01/93                 00 80        93021         Pumping Unit - Nat
      01/01/93                 00 80        93023         Valves/Fittings

   EXHIBIT 3 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                 BETWEEN BERRY PETROLEUM COMPANY
                  AND TANNEHILL OIL COMPANY, INC.


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

NORDMAN, CORMANY, HAIR & COMPTON
Attn:  Laura K. McAvoy, Esq.
1000 Town Center Drive, 6th Floor
Post Office Box 9100
Oxnard, California 93031-9100

MAIL TAX STATEMENTS TO:
Berry Petroleum Company
Jerry V. Hoffman, President
28700 Hovey Hills Road
Post Office Bin X
Taft, California 93265



                                                   A.P.N. 220-080-48-00-8
                                                          220-080-49-00-1
                                                          220-080-50-00-3
                                                          220-080-51-00-6



       ASSIGNMENT OF LEASES, RIGHTS OF WAY, EASEMENTS AND CONTRACTS

     THIS ASSIGNMENT OF LEASES, RIGHTS OF WAY, EASEMENTS AND CONTRACTS ("Assignment"), dated and effective as of 12:01 a.m. Pacific Standard Time, on October 1, 1996 (the "Effective Date"), is from TANNEHILL OIL COMPANY, INC., a California corporation ("Assignor"), whose address is 29091 Highway 33 Maricopa, California 93252, P.O. Box 98, Taft, California 93268, to BERRY PETROLEUM COMPANY, a Delaware corporation ("Assignee"), whose address is 28700 Hovey Hills Road, Post Office Bin X, Taft, California 93268.

     1. Assignment. For the sum of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor hereby transfers, grants, bargains, conveys and assigns to Assignee, effective for all purposes as of the Effective Date, subject to the terms and conditions set forth in that certain Purchase and Sale Agreement dated November 8, 1996 by and between Berry Petroleum Company and Tannehill Oil Company, Inc. ("Purchase and Sale Agreement"), and subject to all contracts, agreements, encumbrances and other matters to which the following assets are subject as of the Effective Date, all of Assignor's right, title and interest in and to the interests and rights described in Schedule A to this Assignment (hereinafter collectively called and referred to as the "Assets") and all other rights, privileges, obligations, benefits and powers conferred upon the owner or holder of the Assets.

     2. Assumptions. Assignee hereby assumes and agrees to pay, perform and discharge its obligations under the Assets, and the agreements, associated contracts and other burdens pertaining thereto, which accrue and relate to, or are based upon or arise out of, events occurring after the Effective Date, all in accordance with the terms of the Purchase and Sale Agreement.

     3. Further Assurances. The parties agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Assignment. So long as authorized by applicable law so to do, Assignor hereby agrees to execute, acknowledge and deliver to Assignee all such other additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey, transfer and assign to Assignee the Assets conveyed hereby or intended so to be.

     4. Schedule. Reference is made to Schedule A attached hereto and made a part hereof for all purposes. Reference in such Schedule A to instruments on file or recorded in the public records are made for all purposes.

     5. Headings. Headings are included in this Assignment for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any provision of this Assignment.

     6. Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     7. Multiple Counterparts. This Assignment may be executed in any number of counterparts and each counterpart hereof shall be deemed to be an original instrument but all of such counterparts shall constitute but one assignment.

     8. Recordation. To facilitate recording or filing of this Assignment, each counterpart filed with a federal or state agency or office may contain only those portions of Schedule A that describe property under the jurisdiction of that agency or office. Assignor and Assignee have each retained a counterpart of this Assignment with a complete Schedule A. Another counterpart of this Assignment with a complete Schedule A shall be recorded in the official real property records of Kern County, California.

     9. Governing Law. The provisions of this Assignment shall be governed by and construed in accordance with the laws of the State of California, excluding any conflicts of law, rule or principle that might refer same to the laws of another jurisdiction.

TANNEHILL OIL COMPANY, INC.                  BERRY PETROLEUM COMPANY,
a California corporation                     a Delaware corporation


By:  ____________________________            By:  ___________________________
     John W. Tannehill, President            Jerry V. Hoffman, President
                                             and Chief Executive Officer

By:  ____________________________            By:  ___________________________
     James L. Hinkle, Secretary              Kenneth A. Olson, Secretary

                    "Assignor"                                   "Assignee"

STATE OF CALIFORNIA      )
                         )
COUNTY OF _______________)

On ______________, 1996, before me, _______________, Notary Public, personally appeared John W. Tannehill, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

_________________________________


STATE OF CALIFORNIA      )
                         )
COUNTY OF ______________ )

On ______________, 1996, before me, ________________, Notary Public, personally appeared James L. Hinkle, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

_________________________________


STATE OF CALIFORNIA      )
                         )
COUNTY OF ______________ )

On ______________, 1996, before me, ________________, Notary Public, personally appeared Jerry V. Hoffman and Kenneth A. Olson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

__________________________________

                              SCHEDULE A TO
                                EXHIBIT 3


           ASSIGNMENT OF RIGHTS OF WAY, EASEMENTS AND CONTRACTS
 ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT
                        DATED NOVEMBER 8, 1996
                BY AND BETWEEN BERRY PETROLEUM COMPANY AND
                      TANNEHILL OIL COMPANY, INC.
                         (Unrecorded Documents)


1. Paved Road Maintenance Letter from Texaco to San Joaquin Valley Air Pollution Control District dated 9-23-92.

2. Oil Sales Agreement between Texaco Trading & Transportation (purchase no. 16P85) and Tannehill Oil Company dated 6-13-88.

3. Oil Sales Agreement between Koch (lease no. 20390) and Tannehill Oil Company dated 11-9-90 and Amended 2-2-96.

4. Oil Sales Agreement between Koch (lease no. 28572) and Tannehill Oil Company, 90 day contract.

5. Waste Water Disposal Agreement between Oxy U.S.A., Inc. and Tannehill Oil Company dated 6-1-90.

6. Water District Agreement No. 8 between West Kern Water District and Tannehill Oil Company dated 5-17-83.

7. Water District Agreement No. 9 between West Kern Water District and Tannehill Oil Company dated 1-13-87.

8. Easement and Right-of-Way Pipeline Agreement by and between Texaco Inc., as Grantor and Mobil Exploration and Production U.S. Inc., as Grantee dated September 5, 1990. (CAMCL02221)

9. Private Road Easement and Right-of-Way Agreement by and between Texaco Inc., as Grantor and Oxy U.S.A. Inc., as Grantee dated November 28, 1988. (CAMCLO2225)

10. Private Road Easement and Right-of-Way by and between Texaco Inc., as Grantor and Berry Petroleum Company, as Grantee dated January 3, 1989. (CAMCLO1009)

11. Private Road Easement and Right-of-Way by and between Texaco Inc., as Grantor and Berry Petroleum Company, as Grantee dated January 3, 1989. (CAMCLO1010)

12. Roadway Easement by and between Texaco Inc., as Grantor and Chevron U.S.A. Inc., as Grantee dated December 22, 1988. (CAMCLO2223)

13. Road Right-of-Way and Easement by and between Texaco Inc., as Grantor and Chalk Cliff Ltd., as Grantee dated September 8, 1988.

14. Road Maintenance Agreement between Berry Petroleum Company, as Grantor and Exxon Corporation, as Grantee dated September 8, 1988. (CAMCL01110)

15. Roadway Agreement by and between Texaco, as Grantor and Monarch Cogeneration, as Grantee dated April 13, 1987.

16. Pipeline Lease Agreement from Texaco Inc., as Lessor to Tannehill Oil Company, as Lessee dated June 16, 1993.

17. Road Right-of-Way for Cogeneration (from Hwy 33) between Oxy, as Grantor and Tannehill Oil Company, as Grantee dated October 15, 1984.

18. Pipeline Right-of-Way between The Texas Company (Texaco), as Grantor, and Union Oil Company of California, as Grantee dated May 15, 1953. (CAMCL02229)

19. Pipeline License Agreement between Shell Western E&P Inc., as Licensor, and Tannehill Oil Company, as Licensee dated June 9, 1993.

20. Pipeline License Agreement between Mobil Exploration & Producing U.S. Inc., as Licensor and Tannehill Oil Company, as Licensee dated May 11, 1993. (CAMCL02153)

21. Pipeline License Agreement between Shell Western E&P Inc., as Licensor and Tannehill Oil Company, as Licensee dated April 13, 1993.

22. Pipeline Easement between Oxy U.S.A. Inc., as Grantor and Tannehill Oil Company, as Grantee dated June 1, 1993.

23. Consent to Pipeline Easement (BDT) between Oxy U.S.A. Inc., First Party and South Midway BDT Service Pipeline System and Berry Petroleum Company, as Operator dated July 23, 1992. (CAMCL02057)

24. Pipeline License Agreement (BDT) between Mobil Exploration & Producing U.S. Inc., South Midway BDT Service Pipeline System and Berry Petroleum Company, as Operator dated February 1, 1992. (CAMCL02057)

25. Pipeline License Agreement (BDT) between Texaco Exploration and Production Inc., and South Midway BDT Service Pipeline System, and Berry Petroleum Company, as Operator dated March 20, 1992. (CAMCL02058)

26. Pipeline License Agreement (BDT) between Fredric McCleery, as Grantor and Berry Petroleum Company, Chalk Cliff Limited, and Tannehill Oil Company, Grantee dated March 16, 1992. (CAMCL02060)

27. Consent to Pipeline Easement (BDT) between Oxy U.S.A. Inc., South Midway BDT Service Pipeline System and Berry Petroleum Company dated July 23, 1992 for Nancy Snyder R-O-W dated March 11, 1992. (CAMCL01180)

28. Pipeline License Agreement (BDT) between Nancy M. Snyder, as Grantor and Berry Petroleum Company, Chalk Cliff Limited, and Tannehill Oil Company, as Grantee dated March 11, 1992. (CAMCL01180)

29. Consent to Pipeline Easement (BDT) between Oxy U.S.A. Inc., First Party and South Midway BDT Service Pipeline System, and Berry Petroleum Company, Operator dated July 23, 1992 for Masonic Homes of California R-O-W dated March 13, 1992. (CAMCL02116)

30. Pipeline License Agreement (BDT) between Betsy M. Vetter, as Grantor and Berry Petroleum Company, Chalk Cliff Limited, and Tannehill Oil Company, as Grantee dated March 13, 1992. (CAMCL02116)

31. Consent to Pipeline Easement (BDT) between Oxy U.S.A. Inc., First Party and South Midway BDT Service Pipeline System, and Berry Petroleum Company, Operator dated July 23, 1992 for Betsy M. Vetter R-O-W dated March 3, 1992. (CAMCL02117)

32. Pipeline License Agreement (BDT) between Masonic Homes of California, as Grantor and Berry Petroleum Company, Chalk Cliff Limited, and Tannehill Oil Company, as Grantee dated March 3, 1992. (CAMCL02117)

33. Pipeline License Agreement (BDT) between Oxy U.S.A. Inc, as Grantor and Berry Petroleum Company, Chalk Cliff Limited, and Tannehill Oil Company, as Grantee dated May 20, 1991. (CAMCL02149)

34. Pipeline License Agreement (BDT) between James F. Thacher, successor in title to John L. Bradley, as Licensor and South Midway BDT Pipeline System, as Licensee dated March 31, 1992. (CAMCL02056)

35. Pole Line Easement between Hinkle Resources, et al., as Grantor and Pacific Gas and Electric Company, as Grantee dated September 15, 1984.

36. Surface Lease Agreement between Tannehill Oil Company, as Lessor and Berry Petroleum Company, as Lessee, dated June 23, 1993. (CAMCL02151)

37.  Agreement for a 6" steam line and 4" water line between Shell Western
E&P Inc., as Grantor and Tannehill Oil Company, as Grantee dated May 14, 1990.

38. Letter regarding a right-of-way for a 3" water disposal line and a 6" steam line, to Mobil Exploration & Producing Inc. from Tannehill Oil Company (Russell Goff) dated April 12, 1990. (CAMCL01048)

39. Pipeline License Agreement between Mobil Exploration & Producing Inc., as Grantor and Tannehill Oil Company, as Grantee with Berry Petroleum Company's consent, dated May 29, 1990. (CAMCL01048)

40. Pipeline License Agreement between Tannehill Oil Company, as Licensor and Berry Petroleum Company, as Licensee dated August 9, 1995. (CAMCL02187)

41. Pipeline License Agreement between Berry Petroleum Company, as Grantor to Tannehill Oil Company, as Grantee dated June 23, 1993. (CAMCL02142)

42. Easement between Tannehill Oil Company, as Licensor and Mobil Exploration & Producing, Inc. as Licensee dated September 1, 1993.

43. Temporary Access Agreement between Tannehill Oil Company, as Grantor and Mobil Exploration & Producing, Inc., as Grantee dated June 27, 1991.

44. Phone Line Right-of-Way between Mobil Exploration & Production Inc., as Grantor and Tannehill Oil Company, as Grantee dated August 1993.

45. Agreement (BDT) between Solar Cogeneration, Southwest Contractors and Tannehill Oil, Dated February 1992.

46. License Agreement between Monarch Cogeneration 1986-1, as Licensor and AWAM Petroleum Inc., and Albert G. Boyce, Jr., as Licensee and Southwest Contractors, as Contractor, (unsigned draft only), dated February 19, 1993.

47. Lease Agreement between Texaco Trading & Transportation Inc., as Lessor and Tannehill Oil Company, as Lessee dated June 16, 1993.

48. Waste Water Pipeline R-O-W between Texaco Producing Inc., as Grantor and Chalk Cliff Cogeneration, as Grantee, not dated or signed, status unknown. (CAMCL02222)

49. Road R-O-W Agreement by and between Texaco, Inc., as Grantor and Chalk Cliff Limited, as Grantee, dated December 12, 1988. (CAMCL02224)

50. Pipeline R-O-W Agreement by and between Texaco, Inc., as Grantor and Berry Holding Company, as Grantee dated May 24, 1982. (CAMCL01139)

51.  Private Road by and between Texaco, Inc., as Grantor and Exxon
Corporation, as Grantee dated June 27, 1988.   (CAMCL02228)

52. Pipeline R-O-W Agreement by and between Texaco, Inc., as Grantor and Berry Holding Company, as Grantee dated October 27, 1966. (CAMCL01076)

53. Pipeline Agreement by and between Texaco, Inc., as Grantor and Socony Mobil Oil Company, as Grantee dated April 28, 1965. (CAMCL02226)

54. Pole Line R-O-W by and between The Texas Company, as Grantor and Standard Oil Company of California, as Grantee dated May 11, 1955. (CAMCL02227)

55. Power and Pole Line Agreement by and between the Texas Company, as Grantor and Pacific Gas and Electric Company, as Grantee dated August 8, 1944. (CAMCL02230)

56. Pipeline Agreement by and between the Texas Company, as Grantor and Standard Oil Company of California, as Grantee dated January 23, 1939. (CAMCL02231)

57. Pipeline Agreement by and between The Texas Company, as Grantor and Standard Oil Company of California, as Grantee dated November 23, 1937. (CAMCL02232)

58. Pipeline Agreement by and between The Texas Company, as Grantor and Standard Gasoline Company, as Grantee dated August 14, 1936. (CAMCL02233)

59. Water Pipeline Agreement by and between The Texas Company, as Grantor and Western Water Company, as Grantee dated January 13, 1936. (CAMCL02234)

60.  Easement and Right of Way in favor of Union Oil Company.

61.  Easement and Right of Way in favor of Union Oil Company.

62.  Easement and Right of Way in favor of Tidewater Oil Company.

63.  Easement and Right of Way in favor of Ethel D. Company.

64. A Right of Way between Albert G. Boyce, Jr., et al and Security Pacific Leasing Corporation dated August 24, 1994.

65. A Right of Way between Tannehill Oil Company and Security Pacific Leasing Corporation dated August 24, 1994.

66. An Easement between Tannehill Oil Company and Security Pacific Leasing Corporation dated August 26, 1994.

67. An Agreement governing the joint venture for the Kern River - Mojave Pipeline Lateral among Mobil Oil Corporation, Berry Petroleum Company, Chalk Cliff Limited and Tannehill Oil Company date December 2, 1991.

68. An Agreement governing the joint venture for the South Midway BDT Service Pipeline System among, Berry Petroleum Company, Chalk Cliff Limited and Tannehill Oil Company dated January 8, 1992.

69. An interruptible transportation agreement between Mojave Pipeline Operating Company, as transporter and Tannehill Oil Company, as shipper, Dated March 1, 1995.

     EXHIBIT 4 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                  BETWEEN BERRY PETROLEUM COMPANY
                  AND TANNEHILL OIL COMPANY, INC.


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

NORDMAN, CORMANY, HAIR & COMPTON
Attn:  Laura K. McAvoy, Esq.
1000 Town Center Drive, 6th Floor
Post Office Box 9100
Oxnard, California 93031-9100

MAIL TAX STATEMENTS TO:
Berry Petroleum Company
Jerry V. Hoffman, President
28700 Hovey Hills Road
Post Office Bin X
Taft, California 93265



                                           A.P.N. 220-080-48-00-8
                                                  220-080-49-00-1
                                                  220-080-50-00-3
                                                  220-080-51-00-6



      ASSIGNMENT OF LEASES, RIGHTS OF WAY, EASEMENTS AND CONTRACTS

     THIS ASSIGNMENT OF LEASES, RIGHTS OF WAY, EASEMENTS AND CONTRACTS ("Assignment"), dated and effective as of 12:01 a.m. Pacific Standard Time, on October 1, 1996 (the "Effective Date"), is from TANNEHILL OIL COMPANY, INC., a California corporation ("Assignor"), whose address is 29091 Highway 33, Maricopa, California 93252, P.O. Box 98, Taft, California 93268, to BERRY PETROLEUM COMPANY, a Delaware corporation ("Assignee"), whose address is 28700 Hovey Hills Road, Post Office Bin X, Taft, California 93268.

     1. Assignment. For the sum of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which Assignor hereby acknowledges, Assignor hereby transfers, grants, bargains, conveys and assigns to Assignee, effective for all purposes as of the Effective Date, subject to the terms and conditions set forth in that certain Purchase and Sale Agreement dated November 8, 1996, by and between Berry Petroleum Company and Tannehill Oil Company, Inc. ("Purchase and Sale Agreement"), and subject to all contracts, agreements, encumbrances and other matters to which the following assets are subject as of the Effective Date, all of Assignor's right, title and interest in and to the interests and rights described in Schedule A to this Assignment (hereinafter collectively called and referred to as the "Assets") and all other rights, privileges, obligations, benefits and powers conferred upon the owner or holder of the Assets.

     2. Assumptions. Assignee hereby assumes and agrees to pay, perform and discharge its obligations under the Assets, and the agreements, associated contracts and other burdens pertaining thereto, which accrue and relate to, or are based upon or arise out of, events occurring after the Effective Date, all in accordance with the terms of the Purchase and Sale Agreement.

     3. Further Assurances. The parties agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Assignment. So long as authorized by applicable law so to do, Assignor hereby agrees to execute, acknowledge and deliver to Assignee all such other additional instruments, notices, division orders, transfer orders and other documents and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey, transfer and assign to Assignee the Assets conveyed hereby or intended so to be.

     4. Schedule. Reference is made to Schedule A attached hereto and made a part hereof for all purposes. Reference in such Schedule A to instruments on file or recorded in the public records are made for all purposes.

     5. Headings. Headings are included in this Assignment for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any provision of this Assignment.

     6. Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

     7. Multiple Counterparts. This Assignment may be executed in any number of counterparts and each counterpart hereof shall be deemed to be an original instrument but all of such counterparts shall constitute but one assignment.

     8. Recordation. To facilitate recording or filing of this Assignment, each counterpart filed with a federal or state agency or office may contain only those portions of Schedule A that describe property under the jurisdiction of that agency or office. Assignor and Assignee have each retained a counterpart of this Assignment with a complete Schedule A. Another counterpart of this Assignment with a complete Schedule A shall be recorded in the official real property records of Kern County, California.

     9. Governing Law. The provisions of this Assignment shall be governed by and construed in accordance with the laws of the State of California, excluding any conflicts of law, rule or principle that might refer same to the laws of another jurisdiction.

TANNEHILL OIL COMPANY, INC.                  BERRY PETROLEUM COMPANY,
a California corporation                     a Delaware corporation


By:  ____________________________            By:  ___________________________
     John W. Tannehill, President                 Jerry V. Hoffman, President
                                                  and Chief Executive Officer

By:  ____________________________            By:  ___________________________
     James L. Hinkle, Secretary                   Kenneth A. Olson, Secretary

                    "Assignor"                              "Assignee"

STATE OF CALIFORNIA      )
                         )
COUNTY OF _____________  )

On _______________, 1996, before me, _______________, Notary Public, personally appeared John W. Tannehill, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


_________________________________



STATE OF CALIFORNIA      )
                         )
COUNTY OF _____________  )

On ________________, 1996, before me, ______________, Notary Public, personally appeared James L. Hinkle, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



_________________________________

STATE OF CALIFORNIA      )
                         )
COUNTY OF ______________ )

On _______________, 1996, before me, _______________, Notary Public, personally appeared Jerry V. Hoffman and Kenneth A. Olson, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.


__________________________________

                          SCHEDULE A TO
                            EXHIBIT 4


       ASSIGNMENT OF RIGHTS OF WAY, EASEMENTS AND CONTRACTS
ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT
                      DATED NOVEMBER 8, 1996
            BY AND BETWEEN BERRY PETROLEUM COMPANY AND
                   TANNEHILL OIL COMPANY, INC.
                       (Recorded Documents)


1. Road Agreement between Oxy U.S.A. Inc. and Tannehill Oil Company, recorded December 27, 1988 in Book 6194, Page 1339, Official Records.

2. Road Right of Way Agreement between Oxy U.S.A. Inc. and Monarch Co-Generation 1986-1, a California limited Partnership, recorded December 27, 1988 in Book 6194, Page 1351, Official Records.

3. Grant of Easement between Masonic Homes of California, a corporation and Tannehill Oil Company, recorded March 6, 1985 in Book 5740, Page 170, Official Records.

4. Agreement for the Sale and Delivery of Oil between Monte Cristo Oil and Development Company and Standard Oil Company, recorded March 18, 1910 in Book 21, Page 139 of Agreements.

5.   Memorandum of Operating Agreement between Tannehill Oil Company and Delmar
R. Archibald, et al. for the production of oil and gas, recorded August 18, 1992 in Book 6715, Page 661, Official Records.

               STATEMENT OF TAX DUE UNDER PROVISIONS OF THE
                           DOCUMENTARY STAMP ACT
                                    and
      REQUEST THAT STAMPS NOT BE MADE A PART OF THE PERMANENT RECORD


TO:        Kern County Recorder
THE TAX DUE PURSUANT TO THE PROVISIONS OF THE DOCUMENTARY STAMP ACT ON THE
DEED, TRANSFER, OR CONVEYANCE FROM:    Tannehill Oil Company
                                 [Name of Grantor(s) or Lessor(s)]



TO:         Berry Petroleum Company
        [Name of Grantee(s) or Lessee(s)]


OF THE FOLLOWING BRIEFLY DESCRIBED REAL PROPERTY:   T 32 S, R 24 E, Section 32;
APN 220-080-48-00-8; 220-080-48-00-8; 220-080-49-00-1; 220-080-50-00-3





Amounts to:  $________0_______               Amounts to:  $__________0_______

(X)  Unincorporated Area                     (X)  City of ___________________
(X)  Computed on full value                  (X)  Computed on full value
(  )  Computed on full value LESS liens      ( )  Computed on full value LESS
       and encumbrances remaining                  liens and encumbrances
                                                   remaining


 Documentary Transfer Tax $_____0_______
 Computed on full value of property
 conveyed

     Tannehill Oil Company, Inc.


     By: _________________________________


Affix transfer Tax Stamp Here       Stamp Reserved for Recorder's Coding Stamp

Date: ________________________      By: ____________________________________

                                    Title: _________________________________


AFTER THE PERMANENT RECORD IS MADE, THIS DOCUMENT WILL BE ATTACHED TO THE CONVEYING DOCUMENT AND RETURNED TO THE PARTY ENTITLED THERETO. A COPY WILL BE MADE AND PLACED ON FILE FOR AUDITING PURPOSES.

     EXHIBIT 5 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                BETWEEN BERRY PETROLEUM COMPANY
                AND TANNEHILL OIL COMPANY, INC.


FORM 8594                 ASSET ACQUISITION STATEMENT        OMB No. 1545-1021
(Rev Jan 1996)                 UNDER SECTION 1060
Department of the Treasury                                   Attachment
Internal Revenue Service                                     Sequence No. 61

                   Attach to your Federal income tax return

Name as Shown on return               Identification number as shown on return
Tannehill Oil Company, Inc.                         77-0291688

Check the box that identifies you               Buyer          (X) Seller

Part 1     General Information - to be completed by all filers.

1.  Name of other party to the transaction
      Berry Petroleum Company

    Other party's identification number
           77-0079387

    Address (number, street, and room or suite no.)
      28700 Hovey Hills Road,   P.O. Bin X
      Taft, California 93268

2.  Date of Sale                                 3.  Total sales price
    October 1, 1996                                    $930,000

Part II Assets Transferred - to be completed by all filers of an original statement

4.  Assets     Aggregate Fair Market Value         Allocation of Sales price
               (Actual Amount for Class I)

Class   I      $                                   $

Class  II      $                                   $

Class III      $                                   $ 930,000

Class  IV      $                                   $

Total          $                                   $ 930,000


5. Did the buyer and seller provide for an allocation of the sales price in the sales contract or in another written document signed by both parties?

                            (X) Yes               No

    If Yes, are the aggregate fair market values listed for each of asset Classes I, II, III and IV the amounts agreed upon in your sales contract or in a separate written document?

                            (X) Yes               No



6. In connection with the purchase of the group of assets, did the buyer also purchase a license or a covenant not to complete, or enter into a lease agreement, employment contract, management contract, or similar arrangement with the seller (or managers, directors, owners, or employees of the seller)?

                                Yes           (X) No

    If Yes, specify (a) the type of agreement, and (b) the maximum amount of consideration (not including interest) paid or to be paid under the agreement. See the instructions for line 6.



For Paperwork Reduction Act Notice, see instructions.

Cat. No. 63768Z                                          Form 8592 (Rev. 1-96)

2/19/96    Published by Tax Management Inc., a subsidiary of The Bureau of
       National Affairs, Inc.                                       8594.I

Form 8594 (Rev. 1-96)                                                   Page 2


Part III Supplemental Statement - To be completed only if amending an original statement or previously filed supplemental statement because of an increase or decrease in consideration N/A

7.  Assets   Allocation of Sales Price   Increase or   Redetermined Allocation
              as Previously Reported      (Decrease)        of Sales Price

Class I      $                           $            $

Class II     $                           $            $

Class III    $                           $            $

Class IV     $                           $            $

Totals       $                                        $


8. Reason(s) for increase or decrease. Attach additional sheets if more space is needed.





9. Tax year and tax return form number with which the original form 8594 and any supplemental statements were filed.

FORM 8594                 ASSET ACQUISITION STATEMENT        OMB No. 1545-1021
(Rev Jan 1996)                 UNDER SECTION 1060
Department of the Treasury                                   Attachment
Internal Revenue Service                                     Sequence No. 61

                   Attach to your Federal income tax return

Name as Shown on return               Identification number as shown on return
Berry Petroleum Company                            77-0079387

Check the box that identifies you            (X) Buyer          ( ) Seller

Part 1     General Information - to be completed by all filers.

1.  Name of other party to the transaction
       Tannehill Oil Company, Inc.

    Other party's identification number
           77-0291688

    Address (number, street, and room or suite no.)
      P.O. Box 98
      Taft, California 93268

2.  Date of Sale                                 3.  Total sales price
    October 1, 1996                                    $930,000

Part II Assets Transferred - to be completed by all filers of an original statement

4.  Assets     Aggregate Fair Market Value         Allocation of Sales price
               (Actual Amount for Class I)

Class   I      $                                   $

Class  II      $                                   $

Class III      $                                   $ 930,000

Class  IV      $                                   $

Total          $                                   $ 930,000


5. Did the buyer and seller provide for an allocation of the sales price in the sales contract or in another written document signed by both parties?

                            (X) Yes               No

    If Yes, are the aggregate fair market values listed for each of asset Classes I, II, III and IV the amounts agreed upon in your sales contract or in a separate written document?

                            (X) Yes               No



6. In connection with the purchase of the group of assets, did the buyer also purchase a license or a covenant not to complete, or enter into a lease agreement, employment contract, management contract, or similar arrangement with the seller (or managers, directors, owners, or employees of the seller)?

                                Yes           (X) No

    If Yes, specify (a) the type of agreement, and (b) the maximum amount of consideration (not including interest) paid or to be paid under the agreement. See the instructions for line 6.



For Paperwork Reduction Act Notice, see instructions.

Cat. No. 63768Z                                          Form 8592 (Rev. 1-96)

2/19/96    Published by Tax Management Inc., a subsidiary of The Bureau of
       National Affairs, Inc.                                       8594.I

Form 8594 (Rev. 1-96)                                                   Page 2

Part III Class III, Intangible Amortizable Assets Only - Complete if applicable. The amounts shown below also must be included under Class III assets in Part II. Attach additional sheets if more space is needed.

   Assets          Fair Market Value   Useful Life   Allocation of Sales Price

                   $                                 $ None

                   $                                 $

                   $                                 $

                   $                                 $

                   $                                 $



Part IV Supplemental Statement - To be completed only if amending an original statement or previously filed supplemental statement because of an increase or decrease in consideration N/A

7.  Assets   Allocation of Sales Price   Increase or   Redetermined Allocation
              as Previously Reported      (Decrease)        of Sales Price

Class I      $                           $            $

Class II     $                           $            $

Class III    $                           $            $

Class IV     $                           $            $

Totals       $                                        $


8. Reason(s) for increase or decrease. Attach additional sheets if more space is needed.


9. Tax year and tax return form number with which the original form 8594 and any supplemental statements were filed.

      EXHIBIT 6 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                     BETWEEN BERRY PETROLEUM COMPANY
                      AND TANNEHILL OIL COMPANY, INC.



                       CERTIFICATE OF SATISFACTION
                    TO THE PURCHASE AND SALE AGREEMENT
         ENTERED INTO BY AND BETWEEN TANNEHILL OIL COMPANY, INC.
                       AND BERRY PETROLEUM COMPANY
                          ON ____________, 1996
                       (PARAGRAPH 2.12(e) THEREOF)


     The undersigned parties to that certain Purchase and Sale Agreement by and between Berry Petroleum Company and Tannehill Oil Company, Inc., to be entered into this ____ day of ____________, 1996, declare that all conditions to the Closing have been satisfied and the transaction is Closed.



TANNEHILL OIL COMPANY, INC.,            BERRY PETROLEUM COMPANY,
a California corporation                a Delaware corporation


By:  ____________________________       By:  _______________________________
     John W. Tannehill, President            Jerry V. Hoffman, President
                                             and Chief Executive Officer


By:  ____________________________       By:  _______________________________
     James L. Hinkle, Secretary              Kenneth A. Olson, Secretary

     EXHIBIT 7 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                 BETWEEN BERRY PETROLEUM COMPANY
                 AND TANNEHILL OIL COMPANY, INC.

              FIRST AMERICAN TITLE INSURANCE COMPANY

      MAIN OFFICE: 4540 CALIFORNIA AVENUE, SUITE 100 (93309)
      MAILING ADDRESS: P.O. BOX 1945, BAKERSFIELD, CA 93303
                     TELEPHONE (805) 327-5311
                     FACSIMILE (805) 327-8533


              E S C R O W   I N S T R U C T I O N S


FIRST AMERICAN TITLE INSURANCE COMPANY CONDUCTS ESCROW BUSINESS UNDER
 CERTIFICATE OF AUTHORITY NO. 2787 ISSUED BY THE STATE OF CALIFORNIA
                  DEPARTMENT OF INSURANCE
FINAL DRAFT

Escrow Officer: NANCY J. SMITH                Property: SECTION 32
                                                        PROPERTY AND
                                                        OILFIELD
                                                        EQUIP/PROD.FACILITIES,
                                                        TAFT, CA
Escrow Number: 1128321N

Date: November 4, 1996

To:FIRST AMERICAN TITLE INSURANCE COMPANY
THESE INSTRUCTIONS ARE ENTERED INTO PURSUANT TO THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED WHEN EXECUTED BY BERRY PETROLEUM COMPANY AND TANNEHILL OIL COMPANY, INC. A COPY OF WHICH IS ATTACHED HERETO. AS ESCROW HOLDER YOU SHALL BE CONCERNED ONLY WITH THOSE SPECIFIC PROVISIONS OF SAID CONTRACT SET FORTH AND ENUMERATED THEREIN AS FOLLOWS:
#1.3, #1.11
#2.1, #2.2, #2.3, #2.6 #2.7 CLARIFICATION: DISTRIBUTION OF SALE PROCEEDS AND RECORDATION OF DOCUMENTS WITH KERN COUNTY RECORDER WILL BE HANDLED AT THE OFFICE OF ESCROW HOLDER, FIRST AMERICAN TITLE INSURANCE COMPANY, 4540 CALIFORNIA #100, BAKERSFIELD, CA. 93309. THIS ESCROW TO CLOSE CONCURRENTLY WITH ESCROWS #1128321N AND #1125444N,
#2.8 AND #2.9 CLARIFICATION: PARTIES TO SUPPLY ESCROW HOLDER WITH INFORMATION SO PRORATIONS CAN BE HANDLED THROUGH ESCROW OR NOTIFY ESCROW HOLDER BY MUTUAL WRITTEN INSTRUCTIONS THAT PRORATIONS WILL BE HANDLED OUTSIDE OF THIS ESCROW; #2.11, #2.12 CLARIFICATION: DOCUMENTS TO BE DEPOSITED INTO ESCROW OR PARTIES
TO NOTIFY ESCROW HOLDER BY MUTUAL WRITTEN INSTRUCTIONS THAT SAID DOCUMENTS HAVE BEEN DELIVERED OUTSIDE OF ESCROW, #2.14, ARTICLES VII AND VIII, DOCUMENTS WILL BE DEPOSITED AND APPROVED BY COUNSEL PRIOR TO CLOSE OF ESCROW.

ALL PARTIES AGREE THAT TRANSFER OF SAID PROPERTY IS NOT BEING HANDLED THROUGH THE BULK SALE PROCESS. ESCROW HOLDER WILL NOT CONDUCT ANY UCC SEARCHES. NO TITLE INSURANCE OR GUARANTEES OF TITLE WILL BE ISSUED BY ESCROW HOLDER WITH REGARD TO PERSONAL PROPERTY BEING TRANSFERRED IN THIS ESCROW. A CLTA POLICY OF TITLE INSURANCE WILL BE ISSUED BY FIRST AMERICAN TITLE INSURANCE COMPANY IN THE AMOUNT AS SHOWN IN ALLOCATION FOR REAL PROPERTY AND COST FOR SAME WILL BE PAID BY TANNEHILL OIL COMPANY, INC.

ANY AND ALL OTHER PROVISIONS OF SAID CONTRACT NOT ENUMERATED ABOVE IMPOSE NO DUTIES ON YOU AS ESCROW HOLDER AND ARE MATTERS OF AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES WITH WHICH YOU SHALL NOT BE CONCERNED.

THE ATTACHED GENERAL PROVISIONS AND PAGE #1B ARE HEREBY MADE A PART OF THESE INSTRUCTIONS.


TANNEHILL OIL COMPANY, INC.                      BERRY PETROLEUM COMPANY

BY: ________________________                     BY: __________________________


ITS: _______________________                     ITS: _________________________

ESCROW INSTRUCTIONS - PAGE 1B
Escrow Number: 1128321N

NOTICE OF TAX REPORTING AND WITHHOLDING OBLIGATIONS OF THE PARTIES:

State Law

     In accordance with Sections 18805 and 26131 of the Revenue and Taxation Code, a buyer may be required to withhold an amount equal to three and one-third percent of the sales price in the case of the disposition of California real property interest by either:

1. A seller who is an individual with a last known street address outside of California or when the disbursement instructions authorize the proceeds be sent to a financial intermediary of the seller, OR

2. A corporate seller which has no permanent place of business in California. The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500).

However, notwithstanding any other provision included in the California statutes referenced above, no buyer will be required to withhold any amount or be subject to penalty for failure to withhold if:

1. The sales price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000), OR

2. The seller executes a written certificate, under the penalty of perjury, certifying that the seller is a resident of California, or if a corporation, has a permanent place of business in California, OR

3. The seller, who is an individual, executes a written certificate, under the penalty of perjury, that the California real property being conveyed is the seller's principal residence (as defined in Section 1034 of the Internal Revenue Code. The seller is subject to penalty for knowingly filing a fraudulent certificant for the purpose of avoiding the withholding requirement.

The California statutes referenced above include provisions which authorize the Franchise Tax Board to grant reduced withholding and waivers from withholding on a case-by-cases basis. The parties to this transaction should seek an attorney's, accountant's, or other tax specialist's opinion concerning the effect of this law on this transaction and should not act on any statements made or omitted by the escrow or closing officer.

Federal Law: See Item #16 of General Provisions

Federal 1099 Reporting for Resident Seller

     The parties acknowledge that First American Title has an obligation to provide information from this transaction to the Internal Revenue Service at the close of the escrow. This information includes, but is not limited to, the taxpayer identification and/or social security number(s) of the sellere(s) and the gross sales price. First American Title can not authorize the recording and closing of this transaction without receipt of information deemed adequate by First American Title for complying with the IRS reporting requirements. Failure to provide the requested information to escrow holder will result in a delay in closing.


THE UNDERSIGNED HEREBY EXPRESSLY ACKNOWLEDGE RECEIPT OF THE ABOVE NOTICE.



TANNEHILL OIL COMPANY, INC.


BY:


BERRY PETROLEUM COMPANY


BY:

                          GENERAL PROVISIONS

1.          Deposit of Funds and Disbursements

You shall deposit all funds received in this escrow in any bank insured by an agency of the United States Government, including your affiliated bank, First American Trust Company, in one or more of your general escrow demand accounts. These funds may be transferred to any other general escrow demand account or accounts, in the above named bank or banks, including those maintained in your affiliated bank. All disbursements shall be made by your check. You are authorized not to close escrow or disburse until good funds have been confirmed in escrow.

2.         Prorations and Adjustments

The expression "close of escrow" used in this escrow means the date of which instruments referred to herein are recorded and related only to prorations and/or adjustments unless otherwise specified.

3.         Recordation of Instruments

You are authorized to record any documents delivered through this escrow, the recording of which is necessary or proper in the issuance of the requested policy of title insurance.

4.         Authorization to Execute Assignment of Insurance Policies

You are to execute on behalf of the parties hereto form assignments of interest in any insurance policies (other than title insurance) called for in this escrow; forward assignments and policies upon close of escrow to the agent with the request, first, that insurer consent to such transfer and/or attach a loss-payable clause and/or make such other additions or corrections as may have been specifically required herein, and second, that the agent there after forward such policies to the parties entitled to them.

In all acts in this escrow relating to insurance, including adjustments, if any, you shall be fully protected in assuming that each policy is in force and that the necessary premium therefor has been paid.

5.         Authorization to Furnish Copies

You are to furnish a copy of these instructions, amendments thereto, closing statements and/or any other documents deposited in this escrow to the lender or lenders, the real estate broker or brokers and/or the attorney or attorneys involved in this transaction upon request of the lenders, brokers or attorneys.

6.         Personal Property Taxes

No examination or insurance as to the amount or payment of personal property taxes is required unless specifically requested.

7.         Right of Cancellation

Any party instructing you to cancel this escrow shall file notice of cancellation in your office, in writing. You shall within a reasonable time thereafter mail, by certified mail, one copy of the notice to each of the other parties at the addresses stated in this escrow. Unless written objection to cancellation is filed in your office by a party within ten (10) days after date of mailing, you are authorized at your option to comply with the notice and demand payment of your cancellation charges as provided in this agreement. If written objection is filed, you are authorized at your option to hold all money and instruments in this escrow and take no further action until otherwise directed, either by the parties' mutual written instructions, or final order of a court of competent jurisdiction.

8.         Action in Interpleader

The parties hereto expressly agree that you, as escrow holder, have the absolute right at your election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves and you are authorized to deposit with the clerk of the court all documents and funds held in this escrow. In the event such action is filed, the parties jointly and severally agree to pay your cancellation charges and costs, expenses and reasonable attorney's fees which you are required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of the action, you shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this escrow.

9.         Termination of Agency Obligations

If there is no action taken on this escrow within six (6) months after the "time limit date" as set forth in the escrow instructions or written extension thereof, your agency obligation shall terminate at your option and all documents, monies or other items held by you shall be returned to the parties depositing same.

If the event of cancellation of this escrow, whether it be at the request of any of the parties or otherwise, the fees and charges due First American Title Insurance Company, including expenditures incurred and/or authorized shall be borne equally by the parties hereto (unless otherwise agreed to specifically.)

10.       Conflicting Instructions

Should you before or after close of escrow receive or become aware of any conflicting demands or claims with respect to this escrow or the rights of any of the parties hereto, or any money or property deposited herein or affected hereby, you shall have the right to discontinue any or all further acts on your part until the conflict is resolved to your satisfaction, and you shall have the further right to commence or defend any action or proceedings for the determination of the conflict as provided in paragraphs 7 and 8 or these General Provisions.

11.       Funds Retained in Escrow

If for any reason funds are retained in escrow, you may deduct therefrom $10.00 as a monthly charge as custodian thereof.

12.       Usury

You are not to be concerned with any question of usury in any loan or encumbrances involved in the processing of the escrow and you are hereby released of any responsibility of liability therefor.

13.       Indemnify for Attorneys Fees and Costs

In the event suit is brought by any party to this escrow, including the title company or any other party, as against each other, or others, including the title company, claiming any right they may have as against each other or against the title company, then in that event, the parties hereto agree to indemnify and hold harmless the title company against any attorney's fees and costs incurred by it.

14.       Amendments to Escrow Instructions

Any Amendment or supplement to these escrow instructions must be in writing. These escrow instructions constitute the entire escrow between the escrow holder and the parties hereto.

15.       Supplemental taxes:

Seller and Buyer acknowledge that the subject property may be subject to supplemental taxes due as a result of change of ownership taking place through this escrow. Any necessary adjustment due either party on receipt of a supplemental tax bill will be made by the parties outside of this escrow and escrow holder is released of any liability in connection with same.

16.       Foreign Investment in Real Property Tax Act

The Foreign Investment in Real Property Tax Act of 1980 as amended by the Tax Reform Act of 1984 places special requirements for tax reporting and withholding on the parties to a real estate transaction where the transferor (seller) is a non-resident alien or non-domestic corporation or partnership or is a domestic corporation or partnership controlled by non-residents or non-resident corporations or partnerships. The parties to this transaction are seeking an attorney's, accountant's, or other tax specialist's opinion concerning the effect of this Act on this transaction and are not acting on any statements made or omitted by the escrow or closing officer.
(INITIAL HERE: ___________________________)

17.       Preliminary change of Ownership form:

Prior to close of escrow buyer will be sent a Preliminary Change of Ownership Report, which is required by the County Recorder's office to accompany documents called for herein at the time of recording, in accordance with
Section 480.3 of the Revenue and Taxation Code. Buyer is aware he must return the form completed and signed prior to the close of escrow. If escrow holder does not receive this report prior to close of escrow, buyer authorizes escrow holder to charge his account the sum of $20.00 which is the fee the County Recorder charges for recording the Deed without the completed form. Buyer is hereby put on notice that the Assessor is required to mail out the form for completion later on if it has not been filed at close of escrow.

18.       Good Funds Law:

The parties understand that all funds to close escrow must be deposited sufficient number of days prior to the close of escrow in order to comply with
Section 12413.1 of the California Insurance Code. Generally speaking, wire transferred funds may be deposited into our escrow account any time prior to the close of escrow. Cashier's checks and certified checks must be deposited into our escrow account the business day before the close of escrow.

19.       Escrow Trust Funds:

Buyer and seller acknowledge that escrow holder will be depositing all funds in escrow in a NON-INTEREST bearing fiduciary account at one of the following banks: Union Bank.

20.       Disclosure of Taxpayer Identification Numbers

Internal Revenue Code Section 6109(h) imposes requirements for furnishing, disclosing, and including taxpayer identification numbers in tax returnes on the parties to a residential real estate transaction involving seller-provided financing. The parties understand that the disclosure reporting requirements are exclusive obligations between the parties to this transaction and that First American Title Insurance Company is not obligated to transmit the taxpayer identification numbers to the Internal Revenue Service or to the parties. First American Title Insurance Company is not rendering an opinion concerning the effect of this law on this transaction, and the parties are not acting on any statements made or omitted by the escrow or closing officer. To facilitate compliance with this law, the parties to this escrow hereby authorize First American Title Insurance Company to release any party's taxpayer identification number to any requesting party who is a party to this transaction. The requesting party shall deliver a written request to escrow. The parties hereto waive all rights of confidentiality regarding their respective taxpayer identification numbers and agree to hold First
American Title Insurance Company harmless against any fees, costs, or judgments incurred and/or awarded in connection with the release of taxpayer identification numbers.

   EXHIBIT 8 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                 BETWEEN BERRY PETROLEUM COMPANY
                 AND TANNEHILL OIL COMPANY, INC.





                    CERTIFICATE OF COMPLIANCE
                TO THE PURCHASE AND SALE AGREEMENT
     ENTERED INTO BY AND BETWEEN TANNEHILL OIL COMPANY, INC.
                   AND BERRY PETROLEUM COMPANY
                       ON NOVEMBER 8, 1996
                     (PARAGRAPH 7.6 THEREOF)



     The undersigned certify that Tannehill Oil Company, Inc., has complied with the matters set forth in Sections 7.1, 7.2, 7.3, and 7.4 of that certain Purchase and Sale Agreement by and between Berry Petroleum Company and Tannehill Oil Company, Inc., entered into on November 8, 1996.



Date: ___________, 1996            TANNEHILL OIL COMPANY, INC.,
                                   a California corporation


                                   By:  _____________________________
                                        John W. Tannehill, President


                                   By:  _____________________________
                                        James L. Hinkle, Secretary

    EXHIBIT 9 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                 BETWEEN BERRY PETROLEUM COMPANY
                 AND TANNEHILL OIL COMPANY, INC.


                    FORM OF OPINION OF COUNSEL
                  TO TANNEHILL OIL COMPANY, INC.

                       ______________, 1996

Berry Petroleum Company
Attn:     Jerry V. Hoffman
     President and Chief Executive Officer
28700 Hovey Hills Road
Post Office Bin X
Taft, CA  93268

     Re:  Berry Petroleum Company / Tannehill Oil Company, Inc.
          Asset Purchase and Sale Transaction

Gentlemen:

     We have acted as counsel to Tannehill Oil Company, Inc., a California corporation ("Tannehill"), in connection with the purchase of substantially all the assets of Tannehill by Berry Petroleum Company, a Delaware corporation ("Berry"), pursuant to that certain Purchase and Sale Agreement, dated November 8, 1996, by and between Tannehill and Berry (the "Agreement").

     In rendering the opinions set forth below, we have assumed the due authorization, execution and delivery of the Agreement by Berry.

     Based on the foregoing, and in reliance thereon, but subject to the qualifications herein set forth, we are of the opinion that:

     1. Tannehill is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. Tannehill has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

     2. Tannehill has full corporate power and authority to execute and deliver the Agreement and to perform its obligations under the terms of the Agreement.

     3. All corporate action on the part of Tannehill and its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby has been taken.

The Agreement has been duly executed and delivered by Tannehill and constitutes a legal, valid and binding obligation of Tannehill, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditor's rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. The individuals and entities executing the Agreement as shareholders of Tannehill are the beneficial owners of all the issued and outstanding shares of Tannehill common stock (the "Shares"). There are no outstanding options, warrants, rights of first refusal, or other rights calling for the issuance of, or any security convertible into or exchangeable for, the Shares and no other person or entity has any right in or to the Shares.

     5. No consent, approval or authorization of or designation of Tannehill is required in connection with the valid execution and delivery of the Agreement, or the consummation of the transactions contemplated thereby on the Closing thereof, except as such have been obtained or made prior to or upon the date hereof.

     6. To our best knowledge, no default exists and no event has occurred which would constitute a default under, or violation in the due performance and observance of any term, covenant or condition, or breach of, Tannehill's Articles of Incorporation or Bylaws or any indenture, license, lease, franchise, mortgage, instrument, or other agreement to which Tannehill is a party, or by which it or its properties may be bound; or (a) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Tannehill;
(b) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Tannehill; or (c) an event that would conflict with any order, rule, or regulation directed to Tannehill by any court or governmental agency or body having jurisdiction over it.

     7. Except as disclosed in the Tannehill Disclosure Letter (as defined in the Agreement), to our best knowledge, there is no suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation pending or threatened against or affecting Tannehill or any of its businesses or properties or financial or other condition.

     8. Except as disclosed in the Tannehill Disclosure Letter, there are no agreements, written or oral, between Tannehill and any other party that affect, directly or indirectly, the Assets.

     We are members of the bar of the State of California, and accordingly we do not purport to be experts on, or to be qualified to express any opinion herein concerning, nor do we express any opinions herein concerning, any law other than Federal law and the laws of the State of California.

     This opinion letter is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. This opinion letter is addressed to Berry for the benefit of Berry and is only for Berry's use in connection with the Agreement. This opinion letter may not be relied upon by any other person or entity without prior written consent.
This opinion is as of this date, and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part.

                              Very truly yours,


                              Roger M. Coley, Esq.




cc:  Nordman, Cormany, Hair & Compton
     Attn:  Laura K. McAvoy, Esq.

       EXHIBIT 10 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                     BETWEEN BERRY PETROLEUM COMPANY
                     AND TANNEHILL OIL COMPANY, INC.




                        CERTIFICATE OF COMPLIANCE
                    TO THE PURCHASE AND SALE AGREEMENT
         ENTERED INTO BY AND BETWEEN TANNEHILL OIL COMPANY, INC.
                       AND BERRY PETROLEUM COMPANY
                          ON NOVEMBER 8, 1996
                         (PARAGRAPH 8.6 THEREOF)



     The undersigned certify that Berry Petroleum Company has complied with the matters set forth in Sections 8.1, 8.2, 8.3 and 8.5 of that certain Purchase and Sale Agreement by and between Berry Petroleum Company and Tannehill Oil Company, Inc., entered into on November 8, 1996.



Date: _____________, 1996          BERRY PETROLEUM COMPANY,
                                   a Delaware corporation


                              By:  ___________________________________
                                   Jerry V. Hoffman, President
                                   and Chief Executive Officer


                              By:  ___________________________________
                                   Kenneth A. Olson, Secretary

   EXHIBIT 11 TO THAT CERTAIN PURCHASE AND SALE AGREEMENT BY AND
                 BETWEEN BERRY PETROLEUM COMPANY
                 AND TANNEHILL OIL COMPANY, INC.



                   FORM OF OPINION OF COUNSEL
                   TO BERRY PETROLEUM COMPANY


                     __________________, 1996

Tannehill Oil Company, Inc.
Attn:  Mr. Albert G. Boyce, Jr.
       Treasurer and Chief Financial Officer
120 Manteca Avenue
P.O. Box 871
Manteca, CA  95336

     Re:  Berry Petroleum Company / Tannehill Oil Company, Inc.
          Asset Purchase and Sale Transaction

Gentlemen:

     We have acted as counsel to Berry Petroleum Company, a Delaware corporation ("Berry"), in connection with the purchase of substantially all the assets of Tannehill Oil Company, Inc., a California corporation ("Tannehill"), by Berry, pursuant to that certain Purchase and Sale Agreement, dated November 8, 1996, by and between Tannehill and Berry (the "Agreement").

     In rendering the opinions set forth below, we have assumed the due authorization, execution and delivery of the Agreement by Tannehill.

     1. Berry is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Berry has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

     2. Berry has full corporate power and authority to execute and deliver the Agreement and to perform its obligations under the terms of the Agreement.

     3. All corporate action on the part of Berry necessary for the authorization, execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby, has been taken. The Agreement has been duly executed and delivered by Berry and constitutes a legal, valid and binding obligation of Berry, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditor's rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. No consent, approval or authorization of or designation of Berry is required in connection with the valid execution and delivery of the Agreement by Berry, or the consummation by Berry of the transactions contemplated thereby on the Closing thereof, except as such have been obtained or made prior to or upon the date hereof.

     5. To our best knowledge, there is no suit, action, arbitration, or legal, administrative, or other proceeding or governmental investigation that is material to the transactions contemplated by this Agreement, pending or threatened against or affecting Berry or any of its businesses or properties or financial or other condition.

     We are members of the bar of the State of California, and except for our opinion set forth in Paragraph 1 above, we do not purport to be experts on, or to be qualified to express any opinion herein concerning, nor do we express any opinions herein concerning, any law other than federal law and the laws of the State of California.

     This opinion letter is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. This opinion letter is addressed to Tannehill for the benefit of Tannehill and is only for Tannehill's use in connection with the Agreement. This opinion letter may not be relied upon by any other person or entity without prior written consent. This opinion is as of this date, and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part.

                              Very truly yours,

                              NORDMAN, CORMANY, HAIR & COMPTON


cc:  Roger Coley, Esq.